Exhibit 10.11

GREEN PLAINS SPE LLC,
as Issuer
and
THE GUARANTORS PARTY HERETO
JUNIOR SECURED MEZZANINE NOTES DUE 2026
————————————————
AMENDED AND RESTATED INDENTURE
DATED AS OF AUGUST 10, 2025
————————————————
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

TABLE OF CONTENTS
Clause    Page
Article I DEFINITIONS AND INCORPORATION BY REFERENCE    2
SECTION 1.1 Definitions    2
SECTION 1.2 Other Definitions    17
SECTION 1.3 Trust Indenture Act Term    19
SECTION 1.4 Rules of Construction    19
Article II THE NOTES    20
SECTION 2.1 Form and Dating; Terms    20
SECTION 2.2 Execution and Authentication    21
SECTION 2.3 Registrar; Paying Agent    22
SECTION 2.4 Paying Agent to Hold Money in Trust    23
SECTION 2.5 Holder Lists    23
SECTION 2.6 Book-Entry Provisions for Global Securities    23
SECTION 2.7 Replacement Notes    25
SECTION 2.8 Outstanding Notes    25
SECTION 2.9 Treasury Notes    26
SECTION 2.10 Temporary Notes    26
SECTION 2.11 Cancellation    26
SECTION 2.12 Default Interest    27
SECTION 2.13 CUSIP Number    27
SECTION 2.14 Special Transfer Provisions    27
Article III REDEMPTION AND PREPAYMENT    30
SECTION 3.1 Voluntary Redemption    30
SECTION 3.2 Mandatory Redemptions    31
SECTION 3.3 Notes Redeemed in Part    31
Article IV COVENANTS    31
SECTION 4.1 Payment of Notes    31
SECTION 4.2 Use of Proceeds; Disbursement Account    32
SECTION 4.3 Projects    32
SECTION 4.4 Limitation on Incurrence of Indebtedness    36
SECTION 4.5 [Intentionally Omitted]    37
SECTION 4.6 Financial Statements and Reports    37
SECTION 4.7 Inspection    38
SECTION 4.8 To Pay and Perform Obligations    39
SECTION 4.9 [Intentionally Omitted].    39
SECTION 4.10 Books and Records    39

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SECTION 4.11 Payment of Taxes; Corporate Existence; Maintenance of Properties    39
SECTION 4.12 Compliance with Laws and Property Documents    40
SECTION 4.13 Litigation    41
SECTION 4.14 Loan to Value    41
SECTION 4.15 [Intentionally Omitted]    41
SECTION 4.16 [Intentionally Omitted]    41
SECTION 4.17 Restricted Payments; Equity Collateral; Pledged Equity Interests    41
SECTION 4.18 Transactions with Affiliates    42
SECTION 4.19 Change of Control; Encumbrances on and Transfers of Collateral    42
SECTION 4.20 Environmental Covenants    44
SECTION 4.21 Creation of Subsidiaries    46
SECTION 4.22 Warranty of Title    46
SECTION 4.23 Special Purpose Entity    46
SECTION 4.24 Insurance.    46
SECTION 4.25 Restoration.    49
SECTION 4.26 Care and Use of the Property.    51
SECTION 4.27 Financial Covenant    52
SECTION 4.28 Suits and Other Acts to Protect the Property.    52
SECTION 4.29 Trustee’s Right to Perform Issuer’s Obligations    52
SECTION 4.30 Liens and Encumbrances    52
SECTION 4.31 Stay, Extension and Usury Laws.    53
SECTION 4.32 Estoppel Statements.    53
SECTION 4.33 Further Assurances    53
SECTION 4.34 Qualifying Appraisal.    54
SECTION 4.35 Additional Guarantors.    54
SECTION 4.36 Asset Sales.    54
Article V PROPERTY RELEASES AND SUBSTITUTIONS    55
SECTION 5.1 [Reserved]    55
SECTION 5.2 Additional Properties; Release and Substitution of Properties.    55
Article VI DEFAULTS AND REMEDIES    58
SECTION 6.1 Events of Default    58
SECTION 6.2 Acceleration    60
SECTION 6.3 Other Remedies    60
SECTION 6.4 Control by Majority    61
SECTION 6.5 Limitation on Suits    61
SECTION 6.6 Rights of Holders of Notes to Receive Payment    61
SECTION 6.7 Collection Suit by Trustee    62
SECTION 6.8 Trustee May File Proofs of Claim    62

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SECTION 6.9 Priorities    62
SECTION 6.10 Undertaking for Costs    63
Article VII TRUSTEE    63
SECTION 7.1 Duties of Trustee    63
SECTION 7.2 Rights of Trustee    64
SECTION 7.3 Individual Rights of Trustee.    66
SECTION 7.4 Trustee’s Disclaimer    66
SECTION 7.5 Notice of Defaults    66
SECTION 7.6 [Intentionally Omitted]    67
SECTION 7.7 Compensation and Indemnity    67
SECTION 7.8 Replacement of Trustee    68
SECTION 7.9 Successor Trustee by Merger, Etc.    69
SECTION 7.10 Eligibility; Disqualification    69
SECTION 7.11 Preferential Collection of Claims Against the Issuer    69
SECTION 7.12 Trustee’s Application for Instructions from the Issuer    69
SECTION 7.13 Limitation of Liability    70
Article VIII CERTAIN INDEMNIFIED MATTERS    70
Article IX AMENDMENT, SUPPLEMENT AND WAIVER    71
SECTION 9.1 Without the Consent of the Holders.    71
SECTION 9.2 With the Consent of the Holders    72
SECTION 9.3 Revocation and Effect of Consents    73
SECTION 9.4 Notation on or Exchange of Notes    74
SECTION 9.5 Payment for Consent    74
SECTION 9.6 Trustee to Sign Amendments, Etc.    74
Article X COLLATERAL    75
SECTION 10.1 Collateral.    75
SECTION 10.2 Suits To Protect the Collateral.    75
SECTION 10.3 Collateral Account    76
SECTION 10.4 Disbursement Account    76
SECTION 10.5 Obion Soy Project    76
Article XI NOTE GUARANTY    78
SECTION 11.1 Note Guaranty    78
SECTION 11.2 Execution and Delivery    80
SECTION 11.3 Subrogation    80
SECTION 11.4 Severability    80
SECTION 11.5 Limitation of Guarantor’s Liability    80
SECTION 11.6 Benefits Acknowledged    81

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Article XII MISCELLANEOUS    81
SECTION 12.1 Notices    81
SECTION 12.2 Certificate and Opinion as to Conditions Precedent    82
SECTION 12.3 Statements Required in Certificate or Opinion    82
SECTION 12.4 Rules by Trustee and Agents    83
SECTION 12.5 No Personal Liability of Directors, Officers, Employees and Stockholders    83
SECTION 12.6 Governing Law    83
SECTION 12.7 Waiver of Trial by Jury    85
SECTION 12.8 No Adverse Interpretation of Other Agreements    85
SECTION 12.9 Successors    85
SECTION 12.10 Severability    85
SECTION 12.11 Counterpart Originals    85
SECTION 12.12 Table of Contents, Headings, Etc.    86
SECTION 12.13 Acts of Holders    86
SECTION 12.14 Trustee’s Discretion    87
SECTION 12.15 USA Patriot Act    87
SECTION 12.16 Force Majeure    87
SECTION 12.17 Effectiveness of this Indenture    88
SECTION 12.18 Representations and Warranties    88
SECTION 12.19 Material Real Property    88

EXHIBITS
Exhibit A    FORM OF JUNIOR SECURED MEZZANINE NOTE DUE 2026
Exhibit B    FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit C    FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
Exhibit D    FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS
Exhibit E    FORM OF COVENANT COMPLIANCE CERTIFICATE
Exhibit F    FORM OF MAJOR TRADE CONTRACTOR CONSENT AND AGREEMENT

SCHEDULES
Schedule I    ALLOCATED PRINCIPAL AMOUNTS

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Schedule II    PROJECT DESCRIPTION
Schedule III    DISBURSEMENT CONDITIONS
Schedule IV    ENVIRONMENTAL INFORMATION

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This AMENDED AND RESTATED INDENTURE, dated as of August 10, 2025 (the “Indenture”), by and among GREEN PLAINS SPE LLC, a Delaware limited liability company, as issuer (the “Issuer”), GREEN PLAINS INC., an Iowa corporation (the “Parent Guarantor”), each of the other guarantors party hereto (together with the Parent Guarantor, the “Guarantors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (in such capacity and not in its individual capacity, and together with its permitted successors and assigns in such capacity, the “Trustee”; and, together with the Issuer, each a “Party” and, collectively, the “Parties”).
WITNESSETH
WHEREAS, the Issuer, the Parent Guarantor and the Trustee have heretofore executed and delivered that certain indenture, dated as of February 9, 2021, as amended by that certain Amendment No. 1 dated May 13, 2022, and that certain First Supplemental Indenture dated May 7, 2025 (the “Existing Indenture”), providing for the issuance of Junior Secured Mezzanine Notes due 2026 in the initial Aggregate Principal Amount of One Hundred Twenty-Five Million Dollars ($125,000,000) (the “Initial Notes”) and the issuance and the sale to the Holders of any PIK Notes (as defined below) or any additional Notes issued following the Issuance Date in accordance with the terms of this Indenture (together with the Initial Notes, collectively, the “Notes”);
WHEREAS, the parties to the Existing Indenture desire to amend and restate the Existing Indenture in its entirety in the manner set forth herein;
WHEREAS, Section 9.2 of the Existing Indenture provides that, with the consent of the Holders of a majority in Aggregate Outstanding Principal Amount of the Notes (and, with respect to the amendment set forth in the definition of “Scheduled Maturity Date” herein, each Holder of the applicable Notes affected thereby), the Issuer, the Guarantor and the Trustee may amend or supplement the Existing Indenture or the Notes in accordance with such Section 9.2;
WHEREAS, the Issuer has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Board of Directors of the Issuer authorizing the execution of this Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officer’s Certificate and the Opinion of Counsel described in Sections 12.2 and 12.3 of the Indenture; and
WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Indenture and to make this Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed;
NOW, THEREFORE, the Parties agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1 Definitions.
“Additional Property” means any Qualified Additional Property that becomes part of the Collateral in accordance with (and subject to) the terms and conditions set forth in Section 5.2.
“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.
“Agent” means any Registrar, co-register, Paying Agent or additional paying agent.
“Aggregate LTV” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the sum of (i) the Aggregate Outstanding Principal Amount on such date and (ii) the aggregate outstanding principal balance of any Senior Facility on such date, to (b) the Fair Market Value of the Properties as set forth in the most recent Qualifying Appraisal delivered to the Trustee in accordance with Section 4.34.
“Aggregate Outstanding Principal Amount” means, as of any date of determination, the sum of the Outstanding Principal Amounts of all of the Notes.
“Allocated Principal Amount” means, for each Property as of the Effective Date, the amount set forth on Schedule I, as such Schedule I may be amended from time to time in connection with any Additional Property Option, Mt. Vernon Release Option and/or Mt. Vernon Substitution Option.
“Applicable Law” means, with respect to any Person, any law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is or purports to be binding upon or applicable to such Person, as the same may be amended from time to time unless expressly specified otherwise herein.
“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
(a)    1.00% of the portion of the Outstanding Principal Amount of such Note that is being redeemed; and
(b)    the excess of:

(i)    the sum, as of such Redemption Date, of the respective present values of all then remaining payments of principal and interest under such Note that is being redeemed for the period from and including such Redemption Date through and including August 9, 2024, assuming that (A) all such scheduled payments are timely made and that the remaining Aggregate Outstanding Principal Amount and all accrued interest thereon shall be paid in full on August 9, 2024 and (B) no other redemptions or acceleration of the Notes or Obligations shall be made or occur, determined by discounting each such payment to the present value thereof as of such Redemption Date at the Discount Rate; over
(ii)    the portion of the Outstanding Principal amount of such Note that is being redeemed.
“Approved Project Expenses” means the Project Expenses that are set forth in any Project Budget.
“Asset Sale” means:
(1)    the sale, lease, conveyance or other disposition of any asset, property or right outside of the ordinary course of business; and
(2)    the issuance of equity interests by any of the Parent Guarantor’s Subsidiaries or the sale of equity interests in any of the Parent Guarantor’s Subsidiaries.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1) any asset sale transaction that, in the aggregate with all other asset sale transactions from the Effective Date, involves assets having a fair market value of less than $6.0 million;
(2) a transfer of assets between or among any Obligor Party;
(3) the sale or other disposition of cash or cash equivalents;
(4) the sale, exchange or other disposition of obsolete, worn out, uneconomical or surplus assets (other than any real property); and
(5) foreclosures on, or condemnation of, assets and the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims.
“Asset Sale Proceeds” means the aggregate cash proceeds received in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, less any amounts required to be applied to the repayment of indebtedness secured by a Lien on the assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

“Assignment of Contracts” means, individually and/or collectively, as the context may require, (a) that certain Assignment of Agreements, Plans, Licenses and Permits by each PropCo in favor of Trustee with respect to the applicable Property, in each case as the same may be amended, modified, restated or supplemented from time to time in accordance with the Note Documents, and (b) any Additional Assignment of Contracts.
“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended and as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code, or any other United States federal or state bankruptcy, insolvency or similar law, fraudulent transfer or conveyance statute and any related case law.
“BlackRock Holders” means Holders that are funds, accounts and other Persons that are managed, or whose assets or funds are managed, by BlackRock Financial Management, Inc., or its Affiliates and its and their respective successors and assigns, pursuant to management contracts, investment advisory contracts or otherwise.
“Board of Directors” means: (a) with respect to the Parent Guarantor or any of its direct or indirect Subsidiaries, its board of directors, manager(s) or any duly authorized committee thereof; (b) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (c) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.
“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.
“Capture Company” means each of Green Plains Central City Capture Company LLC, Green Plains Wood River Capture Company LLC and Green Plains York Capture Company LLC.
“Cash Pay Rate” means, with respect to the period beginning on the Effective Date and ending on September 14, 2025 (i.e., the day immediately preceding the first Interest Payment Date after the Effective Date), a rate per annum equal to eleven and three-quarters of one percent (11.75%); with respect to the immediately following Interest Period, a rate per annum equal to twelve and one-quarter of one percent (12.25%); with respect to each succeeding Interest Period, a rate per annum equal to the sum of (i) one-half of one percent (0.50%) and (ii) the rate per annum for the immediately preceding Interest Period.

“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto, including the applicable legend or legends set forth in Exhibit A.
“Change of Control” shall mean (a) with respect to the Issuer, if at any time the Issuer ceases to be wholly owned (directly or indirectly) and controlled by the Parent Guarantor and (b) with respect to either PropCo, if at any time either such PropCo ceases to be (i) wholly owned indirectly and controlled by the Parent Guarantor and (ii) wholly owned directly by the Issuer.
“Change Order” means any change in, modification to or deviation from any Project Plans and Specifications or any Material Construction Contract.
“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.
“Collateral” means the “Collateral” specified in each the Pledge Agreements, collectively.
“Collateral Documents” means, collectively, (a) the Security Instrument, (b) the Pledge Agreements, (c) the Supplemental Collateral Documents (d) any Additional Property Collateral Documents and (e) any financing statements, fixture filings or other instruments and documents executed and/or delivered pursuant to this Indenture or any of the foregoing (as the same may be amended, modified or supplemented in accordance with this Indenture) pursuant to which any Collateral is pledged, mortgaged, assigned or granted to or on behalf of the Trustee.
“Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, located at 1100 N. Market Street, Wilmington, Delaware 19890, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other person with like powers.
“Default” means any event that, after notice or passage of time, or both, would be, an Event of Default.
“Default Rate” means, with respect to any Note, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) three percent (3.00%) plus the Cash Pay Rate on such Note.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary, until a successor shall have been appointed pursuant to Section 2.6(b), and, thereafter, “Depositary” shall mean or include such successor.

“Discount Rate” means, as of any date, a rate per annum equal to the greater of: (a) two percent (2%) or (b) the Treasury Rate as of such date plus one-quarter of one percent (0.25%).
“DTC” means The Depository Trust Company.
“Effective Date” means the date of effectiveness of this Amended and Restated Indenture.
“Environmental Indemnity Agreement” means (a) that certain Unsecured Indemnity Agreement, dated as of the Issuance Date, by and among PropCos and the Parent Guarantor in favor of Trustee, as the same may be amended, modified, restated or supplemented from time to time in accordance with the Note Documents, and (b) any Additional Environmental Indemnity Agreement.
“Environmental Laws” has the meaning set forth in the Environmental Indemnity Agreement.
“Environmental Permits” has the meaning set forth in the Environmental Indemnity Agreement.
“Equity Interests” means with respect to any Person, all (a) corporate stock or shares, in the case of a corporation; (b) shares, interests, participations, rights or other equivalents (however designated) similar to corporate stock, in the case of an association or other business entity other than a corporation; (c) partnership (whether general or limited) or membership interests, in the case of a partnership or limited liability company; (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and (e) all warrants, options or other rights to acquire any of the foregoing (other than a debt security that is convertible into, or exchangeable for, any of the foregoing) with respect to any Person.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means each of Green Plains Central City Capture Company LLC, Green Plains Commodity Management LLC, Green Plains Finance Company LLC, Green Plains Grain Company LLC, Green Plains Shenandoah LLC, Green Plains Trade Group LLC, Green Plains Wood River Capture Company LLC, Fluid Quip Technologies LLC (“FQT”) and Green Plains York Capture Company LLC.
“Fair Market Value” means, with respect to any Property, the fair market value of such Property as determined by a Qualifying Appraisal acceptable to the Trustee, at the direction of the Required Holders and at the expense of the Issuer.
“Fiscal Year” means each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Notes.
“Force Majeure” means, with respect to the performance by any Person of any Obligations, forces beyond such Person’s control, including, without limitation, strikes, work stoppages, accidents, closures and/or shutdowns mandated by applicable Governmental

Authorities and other direct effects of any pandemics or epidemics, labor shortages, raw material shortages, weather, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of equipment, utilities, communications or computer (software and hardware) services, and any other similar causes or events not within such Person’s control; provided, in no event shall any Person’s failure to pay or perform any monetary Obligations constitute Force Majeure.
“GAAP” means generally accepted accounting principles in effect in the United States from time to time.
“Global Note Legend” means the legend identified as such in Exhibit A hereto.
“Global Notes” means the Notes in global form that are in the form of Exhibit A hereto, including the applicable legend or legends set forth in Exhibit A.
“Governmental Authority” means any federal, state, territorial, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, authority, corporation or body, regulatory or self-regulatory organization or other entity or officer exercising executive, legislative, judicial, statutory, regulatory or administrative functions for or pertaining to any government or court (including any supranational bodies such as the European Union), in each case whether the same is or is not associated with the United States or any state, district or territory thereof, or any other foreign entity or government.
“Guarantor” means each direct or indirect, wholly owned Subsidiary of the Parent Guarantor that is not an Excluded Subsidiary and Green Plains Investments LLC.  As of the date hereof, the “Guarantors” are the Parent Guarantor, Collins BioEnergy Partners, LLC, Fluid Quip Mechanical, LLC, Green Plains Atkinson LLC, Green Plains Central City LLC, Green Plains Fairmont LLC, Green Plains Hereford LLC, Green Plains Hopewell LLC, Green Plains Investments LLC, Green Plains Investments II LLC, Green Plains Madison LLC, Green Plains Mount Vernon LLC, Green Plains Obion LLC, Green Plains Otter Tail LLC, Green Plains Superior LLC, Green Plains Wood River LLC, Green Plains York Innovation LLC and Green Plains York LLC.
“Guaranty” means, as applied to any Indebtedness of another Person, to guaranty, directly or indirectly, in any manner, any part or all of such Indebtedness. “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing.
“Hazardous Materials” has the meaning set forth in the Environmental Indemnity Agreement.
“Holder” means a Person in whose name a Note is registered on the Registrar’s books.
“Improvements” has the meaning set forth in the Security Instrument.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guaranty or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person. “Incurrence” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing.
“Indebtedness” means, with respect to any Person, as of any date of determination, any of the following (without duplication) as of such date of determination, whether recourse with respect to the same is to all or a portion of the assets of such Person or any of its Affiliates, or the same if non-recourse, of: (a) all indebtedness or liability of such Person (including, without limitation, indebtedness in the form of mortgage or mezzanine debt or preferred equity and other amounts for indebtedness); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments, (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise assure a creditor against loss; (g) obligations secured by any Liens (other than the Permitted Encumbrances), whether or not such obligations have been assumed.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Intercreditor Agreement” means an intercreditor agreement with the Trustee, which shall be in form and substance reasonably acceptable to Trustee.
“Interest Payment Date” means the fifteenth (15th) day of each March, June, September and December during the term of this Indenture (or, if such day is not a Business Day, the immediately succeeding Business Day) up to and including the final Interest Payment Date on the Maturity Date.
“Interest Period” means, in connection with the calculation of interest accrued on the Notes hereunder with respect to any Interest Payment Date (including the Maturity Date), the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the fourteenth (14th) day of the third (3rd) succeeding calendar month thereafter. With respect to the calculation of interest amounts payable pursuant to Section 4.1, each Interest Period shall be equal to ninety (90) days.
“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the form of loans, advances (or other extensions of credit) or capital contributions (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person), including the following: (a) the purchase or acquisition of any Equity Interest or other evidence of beneficial ownership in another Person; and (b) the purchase or acquisition of the obligations of another Person, but shall exclude: (i) any Permitted Debt; (ii) the acquisition of property and assets (including inventory, supplies, materials and equipment or licenses or leases of intellectual property); and (iii) prepaid expenses and workers’ compensation, utility and similar deposits, in each case, in the ordinary course of business. Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issuer” has the meaning set forth in the preamble hereto, until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.
“Issuance Date” means February 9, 2021.
“Leases” has the meaning set forth in the Security Instrument.
“Lien” means any mortgage, deed of trust, deed to secure debt, pledge (including, without limitation, disclosed, undisclosed, possessory and non-possessory), security interest, hypothecation, assignment, statutory trust, deemed trust, privilege, lien, charge, bailment or other similar encumbrance, whether statutory, based on common law, contract or otherwise, and including any option or agreement to give any of the foregoing, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or any equivalent or successor statute) of any jurisdiction to evidence any of the foregoing, any conditional sale or other title retention agreement, any reservation of ownership or any lease in the nature thereof.
“Liquid Assets” means, with respect to any Person, any of the following assets owned by such Person, but only to the extent located in the United States (e.g., on deposit in a bank located in the United States): (a) cash, determined in accordance with GAAP (which may include up to a maximum of Twenty Million Dollars ($20,000,000) (the “Restricted Cash Limitation”) of cash that is treated as “restricted” under GAAP), (b) cash equivalents, (c) certificates of deposit with a term of six (6) months or less issued by a bank or trust company which is organized under the laws of the United States of America or any state whose long-term debt is rated “A-3” or higher, “A–” or higher or “A–” or higher according to Moody’s, S&P or Fitch Ratings (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), respectively, (d) readily marketable direct full faith and credit obligations of the United States of America with a term of six (6) months or less and (e) any undrawn amounts available under any credit facility so long as no default or failure of any borrowing condition then exists under such credit facility; provided however, amounts in the Disbursement Account shall not be included as Liquid Assets.
“Major Contractor” means any General Contractor or Technology Engineer or any other contractor, subcontractor, architect, engineer or other counterparty under a Material Construction Contract.
“Material Change Order” means any Change Order that (a) constitutes a material change in the architectural or structural design of any of the Improvements, (b) would result in an increase of construction costs (together with all related costs) in excess of $1,000,000 for any single Change Order (together with any other Change Orders related thereto), (c) adversely affects or is reasonably likely to adversely affect in any material respect a structural element or building system, or materially and adversely affects the overall efficiency of operating systems of the Improvements, (d) is materially inconsistent with the requirements of any Material Construction Contract or would give any counterparty under any such Material Construction Contract the right to terminate, rescind or modify the same or (e) could reasonably be expected to adversely affect the Lien or priority of the Lien of the Security Instrument.
“Material Construction Contract” means, with respect to any Project, any contract or agreement with (a) the General Contractor, Architect or Technology Engineer for such Project or (b) any other material contractor, subcontractor, engineer, architect contract or other design professional if (solely with respect to this clause (b)) the aggregate contract price or other amount payable by the Obligor Parties or their Affiliates under such contract or agreement is greater than or equal to Five Million Dollars ($5,000,000).
“Material Real Estate Asset” means any “fee-owned” real property located in the United States, and the improvements thereto, that (together with such improvements) has a fair market value (as determined by the Issuer in good faith after taking into account any liabilities with respect thereto that impact such fair market value or, if not then readily determinable, a book value) in excess of $5.0 million, other than real property currently owned by Green Plains Hopewell LLC.
“Maturity Date” means the earlier to occur of (a) the Scheduled Maturity Date and (b) any earlier date on which the Obligations may become due upon an acceleration of the Obligations pursuant to this Indenture or otherwise.
“Maximum Aggregate LTV” means, as of any date of determination, an Aggregate LTV of not more than fifty-five percent (55%).
“Maximum Legal Rate” shall mean, with respect to any Note, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by such Note and as provided for herein or the other Note Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of such Note.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Net Proceeds” means, collectively, (a) Net Insurance Proceeds and (b) Net Condemnation Proceeds.
“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.
“Note Documents” means this Indenture, the Notes, the Note Guaranty, the Security Instrument, the Pledge Agreements, the Assignment of Contracts and the Environmental Indemnity Agreement.
“Note Guaranty” means the Guaranty of the Obligations by each Guarantor pursuant to Article XI.

“Note Proceeds” means the proceeds of the issuance and sale of the Notes pursuant to the Note Purchase Agreement.
“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of the Issuance Date, by and among the Issuer and the Holders, as the same may be amended, modified, restated or supplemented from time to time.
“Obligations” means the obligations of the Issuer and each Guarantor under this Indenture, the Notes, the Note Guaranty and the other Note Documents to (a) pay (i) the Aggregate Principal Amount (including all PIK Amounts), together with the Applicable Premium, as applicable, thereon, (ii) all interest accruing on the Aggregate Principal Amount in accordance with the Note Documents when the same shall be due and payable and (iii) all other amounts due or to become due under or in connection with this Indenture, the Notes, the Note Guaranty and the other Note Documents and (b) perform all other obligations of the Issuer and each Guarantor under this Indenture, the Notes, the Note Guaranty and the other Note Documents, in each case according to the respective terms hereof and thereof.
“Obligor Parties” means, collectively, Issuer, the PropCos, each Guarantor, and each current and future, direct and indirect, wholly owned Subsidiaries of each of the foregoing that is not an Excluded Subsidiary.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed by an Officer of the Issuer or Guarantors, as applicable.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.
“Outstanding Principal Amount” means, with respect to any Note, as of any date of determination, the then unpaid Principal Amount of such Note (inclusive of any PIK Amount).
“Participant” means, with respect to DTC, a Person who has an account with DTC.
“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuer.
“Permitted Debt” means (A) the Obligations, (B) Indebtedness (i) incurred in the ordinary course of business, such as equipment leases, (ii) guarantees incurred in the ordinary course of business and (iii) forward sales of commodities pursuant to agreements in place on the Effective Date, (C) Indebtedness in existence on the Effective Date, (D) Indebtedness incurred in the ordinary course under that certain Agreement, dated as of April 30, 2018, among Macquarie Bank Limited, Macquarie Futures USA LLC and Green Plains Commodity Management LLC (“GPCM”), for the sole purpose of providing a revolving credit facility to GPCM (the “Macquarie Agreement”), (E) Indebtedness in the ordinary course under that certain Loan and Security Agreement, dated as of March 25, 2022, among the Parent Guarantor, Green Plains Finance Company LLC, Green Plains Grain Company LLC, and Green Plains Trade Group LLC, as borrowers, ING Capital LLC, as agent, and the lenders party thereto, and (F) solely with respect to the Capture Companies, necessary Indebtedness solely for the construction of their applicable carbon capture equipment and facilities pursuant to the terms of the Tallgrass Facilities.
“Permitted Encumbrances” means (a) with respect to any Property, (i) Liens securing real estate taxes or assessments for such Property that are not yet due or payable, (ii) Liens created by specifically identified written documents that are recorded in the land records of the county or other applicable jurisdiction in which such Property is located and listed as exceptions on Schedule B of the Trustee’s Title Policy relating to such Property; (iii) Liens permitted in accordance with Schedule III that have been bonded in accordance with the applicable provisions of this Indenture; (iv) any Leases affecting such Property entered into by the applicable PropCo in accordance with the terms and conditions of the Note Documents; (v) Liens granted in favor of the Trustee pursuant to the Note Documents; and (vi) Liens granted by a Capture Company to secure Indebtedness under the Tallgrass Facilities solely to the extent permitted under clause (F) of the definition of “Permitted Debt” herein.
“Permitted Investment” means (i) Investments by any Obligor Party in any other Obligor Party, (ii) Investments from an Obligor Party to an Excluded Subsidiary on an arm’s length basis, (iii) transfers of cash to GPCM solely if (a) the transferred funds are utilized solely to cover margin calls under the Macquarie Agreement and (b) both at the time of and immediately following any such transfer, the Parent Guarantor will have cash and cash equivalents in an amount of no less than $10,000,000 in one or more covered accounts pledged to the Trustee and (iv) Investments in Green Plains Shenandoah LLC and/or the Capture Companies up to an aggregate of $10,000,000.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
“Personal Property” has the meaning set forth in the Security Instrument.
“PIK Rate” means, with respect to the period beginning on the Effective Date and ending on September 14, 2025 (i.e., the day immediately preceding the first Interest Payment Date after the Effective Date), a rate per annum equal to six percent (6.0%); with respect to the immediately following Interest Period, a rate per annum equal to six and one-half of one percent (6.50%); with respect to each succeeding Interest Period, a rate per annum equal to the sum of (i) one-half of one percent (0.50%) and (ii) the rate per annum for the immediately preceding Interest Period.

“Pledge Agreements” means (a) that certain Amended and Restated Pledge and Security Agreement, dated as of the Effective Date, by Issuer in favor of Trustee, as the same may be amended, modified, restated or supplemented from time to time in accordance with the Note Documents, (b) that certain Pledge and Security Agreement, dated as of the Effective Date, by the Obligor Parties party thereto in favor of Trustee, as the same may be amended, modified, restated or supplemented from time to time in accordance with the Note Documents, (c) any other agreement entered into by an Obligor Party creating or perfecting rights in the Collateral of such Obligor Party, and (d) any Additional Pledge Agreement.
“Pledged Equity Interests” means (a) the Equity Interests in the PropCos and any other subsidiaries pledged pursuant to the Pledge Agreements and (b) the Equity Interests pledged pursuant to any Additional Pledge Agreement.
“Project Expenses” means all costs and expenses of performing a Project and achieving Project Completion with respect thereto.
“Project Plans and Specifications” means the plans and specifications for a Project to be prepared by a Project Architect and approved by the Trustee, at the direction of the Required Holders, in accordance with this Indenture, as the same may be modified from time to time in accordance with this Indenture.
“PropCos” means, collectively, (a) Green Plains Obion LLC, a Tennessee limited liability company (“Obion PropCo”), which owns the fee simple title to that certain real property located at 2098 McDonald Road, Rives, Tennessee 38253 and more particularly described in the Obion Security Instrument (the “Obion Property”), (b) Green Plains Mount Vernon LLC, a Delaware limited liability company (“Mt. Vernon PropCo”), which owns the fee simple title to that certain real property located at 8999 W. Franklin Road, Mt. Vernon, Indiana 47620 and more particularly described in the Mt. Vernon Security Instrument (the “Mt. Vernon Property”); and (c) any Additional Property Owner;
“Properties” means, collectively, (a) the Obion Property, (b) the Mt. Vernon Property (until the occurrence of a Mt. Vernon Release/Substitution with respect to the Mt. Vernon Property) and (c) any Additional Property.
“Property Documents” means, collectively, all (a) Leases and (b) reciprocal easement, operating and/or development agreements, easements, rights of way, covenants, conditions, restrictions, declarations and similar agreements, and (c) ground leases, in each case, from time to time and whether or not the same may be of record.
“Qualified Additional Property” means a parcel (or contiguous parcels) of real property: (a) that satisfies the Additional Property Conditions; (b) as to which the Issuer or PropCo intends, as of the date of the applicable Additional Property Notice and the applicable Additional Property Date, to undertake and complete a Project prior to February 9, 2025; and (c) that otherwise satisfies the then current underwriting criteria of the Holders.

“Qualifying Appraisal” means an appraisal, dated not more than one hundred twenty (120) days prior to the required date of delivery thereof, which shall be prepared by (a) Natwick Appraisals or (b) another nationally or regionally recognized first-class appraisal firm selected or approved by the Trustee, at the direction of the Required Holders, with substantially comparable experience to Natwick Appraisals in appraising properties that are similar in all material respects to the Property being appraised and used as ethanol production or refining facilities.
“Registrar” means any Person authorized by the Issuer to maintain the Note Register.
“Regulation S” means Regulation S under the Securities Act.
“Rents” has the meaning set forth in the Security Instrument.
“Requirements of Environmental Law” has the meaning set forth in the Environmental Indemnity Agreement.
“Required Holders” means (a) BlackRock Holders holding five percent (5.0%) or more of the Aggregate Outstanding Principal Amount and (b) if BlackRock Holders do not hold five percent (5.0%) or more of the Aggregate Outstanding Principal Amount, then Holders (which can include BlackRock Holders) of fifty and one-tenth of one percent (50.1%) or more of the Aggregate Outstanding Principal Amount.
“Resale Restriction Termination Date” has the meaning set forth in the Restricted Notes Legend.
“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office (or any successor unit or department) including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer, or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for administration of this Indenture.
“Restricted Cash Limitation” has the meaning set forth in the definition of Liquid Assets.
“Restricted Notes Legend” means the legend identified as such in Exhibit A hereto.
“Restricted Payment” is defined to mean any of the following:
(a)    any dividend or other distribution declared and paid on the Equity Interests in the Issuer or any of its Subsidiaries to the direct or indirect holders thereof;
(b)    any payment made by the Issuer or any of its Subsidiaries to purchase, redeem, acquire or retire for value any Equity Interests in the Issuer or any of its Subsidiaries (including any issuance of Indebtedness in exchange for such Equity Interests or the conversion or exchange of such Equity Interests into or for Indebtedness);

(c)    any payment made by the Issuer or any of its Subsidiaries to redeem, purchase, repurchase, defease or otherwise acquire or retire for value, prior to the scheduled final maturity, scheduled repayment or schedule sinking fund payment, any Indebtedness that is contractually or structurally subordinate in right of payment to the Obligations (it being understood that payments of regularly scheduled principal and interest and mandatory prepayments and redemptions shall not constitute “Restricted Payments”); or
(d)    any Investment by the Issuer or any of its Subsidiaries in any Person, excluding any Permitted Investments.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.
“Scheduled Maturity Date” means September 15, 2026.
“SEC” means the Securities and Exchange Commission and any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Instrument” means, individually and/or collectively, as the context may require, (a) that certain (i) First Priority Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing by Mt. Vernon PropCo with respect to the Mt. Vernon Property in favor of Trustee and (i) First Priority Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing by Obion PropCo with respect to the Obion Property in favor of Trustee, each of which is dated as of the Effective Date and (b) any Additional Security Instrument, in each case, as the same may be amended, modified, restated or supplemented from time to time in accordance with the Note Documents.
“Senior Facility” means a senior loan with one or more lending institutions (individually and/or collectively, as the context may require, the “Senior Facility Lender”) that is secured by a first priority mortgage or deed of trust on such Property.
“Senior Facility Default” means any default under a Senior Facility that continues beyond any applicable notice and/or grace periods therein.
“Senior Facility Documents” means any document evidencing and securing a Senior Facility.
“Special Purpose Entity” shall mean a limited liability company, limited partnership or corporation, the organization documents of which have separateness covenants, restrictions and limitations that such entity shall: (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Indenture; (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than as otherwise permitted under this Indenture; (c) not make any loans or advances to any of its Affiliates or any third party and shall not acquire obligations or securities of any of its Affiliates, in each case other than in the ordinary course of business, other than contributions to the PropCos to pay Approved Project Expenses, and other than the Equity Interests in the PropCos; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its governing documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify, waive provisions of or otherwise change its governing documents; (g) maintain all of its books, records and bank accounts separate from those of its Affiliates; (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any of its Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require its direct or indirect owners to make contributions of equity; (j) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except to the extent permitted under this Indenture); (k) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (l) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person; (m) not hold itself out to be responsible for the debts or obligations of any other Person; (n) not enter into any transaction with any of its Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction and except as expressly permitted by this Indenture; and (o) not pledge its assets to secure any obligations of any other Person.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or other similar entity) of which more than 50% of the total voting power of shares of Equity Interests entitled to vote in the election of directors, managers or trustees thereof, as of any applicable time of determination, owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (if any) or any combination thereof, and (b) any partnership, joint venture, limited liability company or other similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (if any) or any combination thereof, whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Supplemental Collateral Documents” means, collectively:
(1)    any supplemental Collateral Documents necessary or advisable to grant, in favor of the Trustee, a perfected security interest in substantially all assets of the Issuer and the

Guarantors, in form and substance satisfactory to the Trustee (at the direction of the Holders). Such supplemental Collateral Documents shall include (i) customary provisions with respect to pledges of equity interests (substantially similar to those set forth in the Pledge Agreements) and delivery of relevant securities or instruments and (ii) customary documentation and/or control agreements necessary or advisable for perfection in, and control over, deposit accounts and securities accounts, in each case, subject to customary exceptions and limitations;
(2)    mortgages, deeds of trust or deeds to secure debt (as applicable) (the “Supplemental Mortgages”) and grants of security interests on each real property owned by each Guarantor (collectively, the “Supplemental Properties”), which shall in each case be (i) executed by the Guarantor that owns the applicable Supplemental Property and (ii) in form acceptable for recording in the applicable jurisdiction and otherwise in form and substance satisfactory to the Trustee (at the direction of the Holders);
(3)    to the extent required in such jurisdiction to perfect a security interest in fixtures, a UCC-1 financing statement with respect to the fixtures described in each Supplemental Mortgage in form and substance acceptable for recording in the jurisdiction of the applicable Supplemental Property and sufficient to perfect the Trustee’s security interest in such fixtures;
(4)    a UCC-1 financing statement in form and substance acceptable for filing in the applicable jurisdiction of organization of the Issuer and each Guarantor and sufficient to perfect the Trustee’s security interest in such Issuer’s or Guarantor’s personal property as described in the applicable Supplemental Mortgage;
(5)    a joinder to the Environmental Indemnity Agreement executed by each Issuer and Guarantor that owns a Supplemental Property, in form and substance satisfactory to the Trustee (at the direction of the Holders);
(6)    a Title Policy insuring the Trustee’s Lien on such Supplemental Property, subject only to Permitted Exceptions and otherwise in form and substance satisfactory to the Trustee (at the direction of the Holders);
(7)    such other documentation as the Title Company may require in order to issue the coverage described in the preceding clause (6), which may include, without limitation, an ALTA survey for such Supplemental Property and customary owner’s affidavits and indemnities; and
(8)    date down endorsements to the Trustee’s insurance policies with respect to the Mt. Vernon Property and the Obion Property which increase the aggregate coverage thereunder consistent with the increase in the Aggregate Outstanding Principal Amount effected hereby, in each case in form and substance reasonably acceptable to the Trustee (at the direction of the Holders).
“Tallgrass Facilities” means collectively, each Amended and Restated Leasehold Deed of Trust, Security Agreement, Fixtures Financing Statement, Financing Statement and Assignment of Rents and Leases, each dated as of July 31, 2024, between each Capture

Company, as grantor, and Tallgrass High Plains Carbon Storage, LLC, a Delaware limited liability company, as beneficiary.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).
“Title Company” means the title company insuring the Lien of the Security Instrument.
“Title Policy” means the title policy with respect to the applicable Security Instrument or a new Title Policy containing no additional title exceptions (other than those created with the prior written consent of the Trustee, at the direction of the Required Holders, in accordance with this Indenture), in each case, insuring such second-priority Lien of the applicable Security Instrument (such title update or endorsement or such new Title Policy, as applicable, each a “Title Update”).
“Transaction” means, collectively, the transactions contemplated by the Note Purchase Agreement, the Note Documents, the Collateral Documents and the Warrant Documents.
“Transaction Documents” means, collectively, the Note Documents, the Collateral Documents and the Warrant Documents.
“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.
“Treasury Rate” means with respect to the Notes, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to such Redemption Date (or, if such statistical release is no longer published, any successor publication published by the Board of Governors of the Federal Reserve System, or such other publication or statistical guide as the Trustee, at the direction of the Required Holders, may reasonably select)).
“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other applicable jurisdiction.
“Warrant Documents” means, collectively, (i) that certain Subscription Agreement, dated as of the date hereof, by and between the Parent Guarantor and each subscriber named therein, providing for the issuance of common stock warrants of the Parent Guarantor to such affiliates of the Holders and (ii) those certain Warrant Agreements, dated as of the date hereof, between the Parent Guarantor and each subscriber named therein.

SECTION 1.2 Other Definitions.

Term	Defined in Section
“AAA” “Act”	4.3 12.15
“Additional Assignment of Contracts”	5.2
“Additional Environmental Indemnity Agreement”	5.2
“Additional Pledge Agreement”	5.2
“Additional Property Collateral Documents”	5.2
“Additional Property Conditions”	5.2
“Additional Property Date”	5.2
“Additional Property Notice”	5.2
“Additional Property Option”	5.2
“Additional Property Owner”	5.2
“Additional Security Instrument”	5.2
“Additional UCC-1 Filing”	5.2
“Adverse Environmental Condition”	4.20
“Agent Members”	2.6
“Aggregate Principal Amount”	2.1
“All Risk”	4.24
“Annual Budget”	4.6
“Architect”	4.3
“ASTM Standard”	5.2
“Authentication Order”	2.2
“Builder’s Risks”	4.24
“Cash/PIK Election”	4.1
“Cash/PIK Notice”	4.1
“Cash Pay Interest Amount”	4.1
“Casualty”	4.25
“Collateral Account”	10.3
“Commercial General Liability”	4.24
“Compliance Certificate”	4.6
“Condemnation”	4.25
“Construction Representative”	4.3
“Disbursement Account” “Disbursement Conditions” “Disbursement Request”	10.3 4.3 4.3
“Disclosed Environmental Matters” “Environmental Report”	4.20 4.20
“Event of Default”	6.1
“Excess LTV Event”	4.14
“Excess LTV Notice”	4.14
“Expedited Arbitration Notice” “General Contractor”	4.3 4.3

Term	Defined in Section
“IAI Global Note”	2.1
“Indemnified Matters”	Art. VIII
“Initial Notes”	Recitals
“Institutional Accredited Investors”	2.1
“Insurance Proceeds”	4.24
“Lender Representative”	4.3
“Liquidation Event”	3.2
“Losses”	Article VIII
“Material Alterations”	4.26
“Mt. Vernon Release Option”	5.2
“Mt. Vernon Release/Substitution”	4.2
“Mt. Vernon Release/Substitution Conditions”	5.2
“Mt. Vernon Release/Substitution Date”	5.2
“Mt. Vernon Release/Substitution Option Notice”	5.2
“Mt. Vernon Substitution Option”	5.2
“Net Condemnation Proceeds”	4.25
“Net Insurance Proceeds”	4.25
“Note Register”	2.3
“Notes”	Recitals
“Obion Project”	4.3
“Offer”	1.1
“Other Charges”	4.11
“Parent Guarantor Financial Covenant”	4.27
“Party”	Preamble
“Permitted Debt”	4.4
“PIK”	4.1
“PIK Amount”	4.1
“PIK Notes”	4.1
“Policies”	4.24
“Principal Amount”	2.1
“Project”	4.3
“Project Budget”	4.6
“Project Commencement Date”	4.3
“Project Completion”	4.3
“Project Construction Schedule”	4.6
“Property Metrics”	4.6
“Proposed Additional Property”	5.2
“QIB”	2.1
“QIB Global Note”	2.1
“Qualifying Appraisal”	5.2
“Redemption Date”	3.1
“Redemption Notice”	3.1
“Redemption Price”	3.1

Term	Defined in Section
“Regulation S Global Note”	2.1
“Remedial Work”	4.20
“Repair Standards”	4.11
“Restoration”	4.25
“Restoration Conditions”	4.25
“Restricted Period”	2.14
“Rule 144A”	2.1
“Signature Law”	12.11
“Taxes”	4.11
“Technology”	4.3
“Technology Engineers”	4.3
“Temporary Discontinuance”	4.11
“Transfer”	4.19

SECTION 1.3 Trust Indenture Act Term.
The following TIA term used in this Indenture has the following meaning:
“obligor” on the Notes and the Note Guaranty means the Issuer and the Guarantor, respectively, and any successor obligor upon the Notes and the Note Guaranty, respectively.
SECTION 1.4 Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein;
(2)    an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
(3)    “or” is disjunctive and not necessarily exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    “including” means including without limitation;
(6)    unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Indenture;
(7)    references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and
(8)    References to “$” are to U.S. Dollars.

Article II

THE NOTES
SECTION 2.1 Form and Dating; Terms.
(a)    Each Note and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A attached hereto and may have such additional notations, legends or endorsements as are required by law, stock exchange rule or usage. Each Note shall be dated as of the date of its authentication. Each Global Note shall (except to the extent that any PIK Amounts are added to the Principal Amount thereof in accordance with Section 4.1(b)) be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each PIK Note and each increase to the Principal Amount of any Global Note in respect of any PIK Amounts shall be in denominations of $1.00 or any integral multiples of $1.00 in excess thereof.
(b)    Notes shall be issued in the form of one (1) or more Global Notes substantially in the form attached as Exhibit A and shall be (i) duly executed by the Issuer, (ii) authenticated by the Trustee as hereinafter provided and (iii) deposited on behalf of the Holders with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Each Global Note shall evidence a principal amount (a “Principal Amount”) that represents a portion of the aggregate principal amount of all of the Notes (the “Aggregate Principal Amount”), which Principal Amount and Aggregate Principal Amount may from time to time be decreased or increased to reflect prepayments, exchanges, PIK Amounts, redemptions and transfers of interests, in each case, made in accordance with the terms of this Indenture. Any endorsement of a Global Note to reflect the amount of any such increase or decrease shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof in accordance with Section 2.6.
(c)    On any Interest Payment Date on which the Issuer makes a Cash/PIK Election, the Trustee, at the direction of the Required Holders, shall, as provided in Section 4.1, either: (i) have the applicable PIK Amount added to the Outstanding Principal Amount of any Global Note in accordance with (and subject to) Section 4.1, on a pro rata basis and rounded up to the nearest whole dollar, for the relevant Interest Period of and as of the relevant record date for such Interest Payment Date, to the credit of the Holders of such Global Note on such record date, and the Trustee shall make an adjustment on its books and records to reflect such increase; or (ii) cause the Issuer to issue to each Holder of a Global Note on such record date a PIK Note with respect to such PIK Amount in accordance with (and subject to) Section 4.1, on a pro rata basis and rounded up to the nearest whole dollar, for the relevant Interest Period of and as of the relevant record date for such Interest Payment Date, and the Trustee shall make a notation on its books and records to reflect each such issued PIK Note.
(d)    The Initial Notes were issued by the Issuer only to (i) “qualified institutional buyers” (as defined in Rule 144A of the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) institutions that are “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs (“Institutional Accredited Investors”). Notes that are offered in reliance on Rule 144A shall be issued in the form of one (1) or more permanent Global Notes substantially in the form of Exhibit A (each, a “QIB Global Note”), deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Notes that are resold in offshore transactions in reliance on Regulation S shall be issued in the form of one (1) or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Notes that are offered to an Institutional Accredited Investor, other than in reliance on Rule 144A or Regulation S, shall be issued in the form of one (1) or more permanent Global Notes substantially in the form set forth in Exhibit A (the “IAI Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The QIB Global Note, the Regulation S Global Note and the IAI Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian. Transfers of Notes to QIBs, pursuant to Regulation S or to Institutional Accredited Investors shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.14.
(e)    With respect to each Global Note, (i) the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, in accordance with this Section 2.1(e) and Section 2.2, authenticate and deliver such Global Notes, and (ii) such Global Note shall (A) be registered in the name of the Depositary or the nominee of the Depositary and (B) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Note Custodian for the Depositary. The Trustee shall have no responsibility or obligation to any Holder, any member of (or a Participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, Participants and any owners of beneficial interests in the Notes. This Section 2.1(e) shall apply only to Global Notes deposited with or on behalf of the Depositary.
(f)    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Note conflicts with the express terms and provisions of this Indenture, the terms and provisions of this Indenture shall govern and be controlling.
Except as set forth in Section 2.6, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

SECTION 2.2 Execution and Authentication.
(a)    An Officer shall execute each Note for the Issuer by manual, PDF or other electronically transmitted signature.
(b)    If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
(c)    A Note shall not be valid or entitled to any benefit under this Indenture until such Note is authenticated pursuant to an authentication in substantially the form of Exhibit A by the manual or electronic signature of a Responsible Officer of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon receipt of a written order of the Issuer executed by an Officer of the Issuer (an “Authentication Order”), (a) authenticate and deliver the Notes and, in the event of a Cash/PIK Election in accordance with Section 4.1, any PIK Notes on the date of issuance thereof and (b) in the event of any such Cash/PIK Election, unless the Issuer issues a PIK Note in the amount of the applicable PIK Amounts, increase the Principal Amount of the applicable Global Notes by such PIK Amounts. Each such written order of the Issuer shall specify the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and, if such authentication relates to any PIK Amounts, whether such authentication shall be made in respect of a PIK Note or an increase in the Principal Amount of any Global Note by any such PIK Amounts.
(d)    At the Trustee’s election, it may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes to the same extent that the Trustee may do so in accordance with this Section 2.2. Each reference in this Indenture to an authentication by the Trustee shall be deemed to also refer to an authentication by any such authenticating agent, and any such authenticating agent shall have the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.
SECTION 2.3 Registrar; Paying Agent.
(a)    The Issuer shall maintain (i) an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) at which Notes may be presented to a Registrar for registration of transfer or for exchange and (ii) an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) at which Notes may be presented to a Paying Agent for payment. The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Issuer may appoint one (1) or more co-registrars and one (1) or more additional paying agents; provided, at all times there shall be only one (1) Note Register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
(b)    The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of Section 317(b) of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.
(c)    The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially designates the Corporate Trust Office of the Trustee as the office or agency of the Issuer for such purposes.
(d)    The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.
SECTION 2.4 Paying Agent to Hold Money in Trust.
The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default with respect to such payment. While any such Default exists, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee of any such funds, the Paying Agent (unless it is the Issuer or a Subsidiary thereof) shall have no further liability for such funds. If the Issuer or a Subsidiary thereof acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Notwithstanding anything to the contrary herein, upon the occurrence of any event specified in clause (13) of the first paragraph of Section 6.1, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.5 Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five (5) Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate Principal Amount of the Notes held by each such Holder.
SECTION 2.6 Book-Entry Provisions for Global Securities.
(a)    Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.6(e).
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
(b)    Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in a Global Note may be transferred in accordance with Section 2.14 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all owners of a beneficial interest in exchange for their beneficial interests only if the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within ninety (90) days of such notice.
(c)    In connection with the transfer of the entire Global Note to owners of beneficial interests pursuant to clause (b) of this Section 2.6, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall upon receipt of an Authentication Order authenticate and deliver, to each owner of a beneficial interest identified in writing by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.
(d)    The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold an interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or any Note.
(e)    Each Global Note shall bear the Global Note Legend on the face thereof. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes bearing the Temporary Regulation S Notes Legend.
(f)    At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained by the Trustee and cancelled in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian at the direction of the Trustee, to reflect such reduction.
(g)    General provisions relating to transfers and exchanges, subject to Section 2.14:
(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.
(ii)    No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.14 and 9.4 hereto).
(iii)    All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall, upon execution by the Issuer and authentication by the Trustee in accordance with the provisions hereof, be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.
(iv)    The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any mailing of a notice of Notes selected for redemption under Section 3.2 and ending at the close of business on the day of mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.
(v)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.
(vi)    The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.
(vii)    Each Holder agrees to provide indemnity reasonably satisfactory to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
(viii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or owners of beneficial interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7 Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.
Each and every such replacement Note shall be an obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.8 Outstanding Notes.
(a)    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except to the extent provided in Section 2.9, a Note does not cease to be outstanding because the Issuer or a Subsidiary of the Issuer holds the Note.
(b)    If any Note is replaced pursuant to Section 2.7, such replaced Note shall cease to be outstanding except to the extent otherwise required by Applicable Law.
(c)    If all or any portion of the Principal Amount of any Note shall be paid in cash pursuant to Section 4.1(a), such Principal Amount or applicable portion thereof shall cease to be outstanding and interest shall cease to accrue thereon.
(d)    If the Paying Agent (other than the Issuer or a Subsidiary thereof) holds, on a Redemption Date or on the Maturity Date, funds sufficient to pay any Notes payable on such date, then on and after such date, such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.9 Treasury Notes.
In determining whether the Holders of the required Aggregate Principal Amount have concurred with or given any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Notes Register as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.
SECTION 2.10 Temporary Notes.
Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate Certificated Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
SECTION 2.11 Cancellation.
The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee upon the receipt of a cancellation request from the Issuer signed by an Officer. All Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be cancelled and disposed of in accordance with its customary practice, and certification of their cancellation delivered to the Issuer upon written request.
SECTION 2.12 Default Interest.
If an Event of Default occurs, and for so long as such Event of Default continues to exist, the Issuer shall pay, to the Persons who are Holders of the Notes on the applicable dates, interest on the Notes at the Default Rate and otherwise in accordance with the applicable provisions of the Notes and Section 4.1.
SECTION 2.13 CUSIP Number.
The Issuer in issuing or otherwise dealing with the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Issuer may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP and/or ISIN or other similar number.
SECTION 2.14 Special Transfer Provisions.
Unless and until a Transfer Restricted Note is transferred or exchanged pursuant to an exemption under the Securities Act or under an effective registration statement under the Securities Act the following provisions shall apply:

(a)    Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note to a QIB in accordance with Rule 144A:
(i)    The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit B hereto.
(ii)    If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note or the IAI Global Note, upon receipt by the Registrar of (A) the items required by the foregoing clause (i) and (B) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note or IAI Global Note, as the case may be, to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note or IAI Global Note, as applicable.
(b)    Transfers Pursuant to Regulation S. On or after the termination of the “Restricted Period”, as such term is defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7) (the “Restricted Period”), interests in a Global Note bearing the Temporary Regulation S Notes Legend shall be exchangeable for corresponding interests in a Global Note. Prior to the expiration of the Restricted Period, transfers of beneficial interests in a Global Note bearing the Temporary Regulation S Notes Legend may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Transfers of beneficial interests in a Global Note bearing the Temporary Regulation S Notes Legend only may be transferred upon (A) delivery by a beneficial owner of an interest therein to the Depositary or its nominee (as the case may be) of a written certification in the form of Exhibit C, and (b) delivery by the transferee of such interest to the Depositary or its nominee (as the case may be) of a written certification in the form of Exhibit C. After the expiration of the Restricted Period, the Registrar shall register the transfer of any Regulation S Global Note without requiring any additional certification. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:
(i)    The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a written certificate in the form of Exhibit C hereto.
(ii)    If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note or an IAI Global Note, upon receipt by the Registrar of (A) the items required by the foregoing clause (i) and (B) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note or the IAI Global Note, as applicable, to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note or the IAI Global Note, as applicable.
(c)    Transfers to Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note to an Institutional Accredited Investor (other than in reliance on Rule 144A or Regulation S):
(i)    The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to an Institutional Accredited Investor if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto.
(ii)    If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note or the QIB Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note or QIB Global Note, as the case may be, to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note or QIB Global Note, as applicable.
(d)    [Intentionally Omitted].
(e)    Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Until the Resale Restriction Termination Date, upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. On and after the Resale Restriction Termination Date, upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, which transfer, exchange or replacement may be initiated by the Issuer, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon request by any Holder, the Issuer shall cooperate to have the Restricted Notes Legend removed if the Issuer has determined such legend is no longer required. At any time on or after the Resale Restriction Termination Date with respect to a Note, if such Note is represented by one or more Global Notes that are Restricted Notes, the Issuer shall remove the Restricted Notes Legend on such Note by:

(1)    providing written notice to the Trustee and the Registrar that the Resale Restriction Termination Date has occurred and instructing the Trustee to remove the Restricted Notes Legend from such Global Notes;
(2)    providing written notice to each Holder of such Global Notes, which notice will state that the Restricted Notes Legend has been removed from the applicable Global Note and include the unrestricted CUSIP that will thereafter apply to such applicable Global Note;
(3)    providing written notice to the Trustee and the Depositary that the CUSIP number for each such Global Note will be changed to an unrestricted CUSIP number, which unrestricted CUSIP number will be listed in such notice; and
(4)    complying with any applicable procedures of DTC for legend removal.
(f)    General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the applicable restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided herein and therein.
Article III

REDEMPTION AND PREPAYMENT
SECTION 3.1 Voluntary Redemption.
(a)    [Reserved]
(b)    Voluntary Redemption. From time to time on any Business Day (a “Redemption Date”), so long as no Event of Default then exists, the Issuer may, at its option, redeem the Notes, in whole or in part, upon not less than five (5), and not more than sixty (60), days’ prior written notice to the Trustee and the Holders (a “Redemption Notice”), for a redemption price equal to the sum of the following (the “Redemption Price”): (i) one hundred percent (100%) of the aggregate Principal Amounts being redeemed, (ii) all unpaid interest accruing on the Notes subject to the applicable redemption up to but not including the Redemption Date and (iii) if the applicable Redemption Date is not an Interest Payment Date, all interest that shall accrue on the applicable Principal Amounts from and after such Redemption Date during the Interest Period in which such Redemption Date occurs. In connection with any redemption of the Notes pursuant to this Section 3.1, the Issuer shall deposit the Redemption Price with the Trustee or the Paying Agent (unless the Paying Agent is the Issuer or an Affiliate thereof) on or before 11:00 a.m. (New York City time) on the applicable Redemption Date. Notwithstanding anything to the contrary herein, the Issuer shall not have the right to partially redeem any Note (A) if such Note has a Principal Amount of $2,000 or less or (B) if such redemption would result in a reduction of the Aggregate Outstanding Principal Amount below $50,000,000.

(c)    In connection with any redemption of any Notes pursuant to Section 3.1(b), the Issuer shall deliver to the Trustee and the Holders, together with the Redemption Notice, an Officer’s Certificate pursuant to which an Officer of the Issuer shall identify the Note (and the Principal Amount thereof) subject to such redemption and shall certify as to the following: (i) that no Event of Default then exists, (ii) the Redemption Date and (iii) the Redemption Price. In addition, each Redemption Notice delivered to a Holder shall also (1) set forth the name, telephone number of the Paying Agent, (2) state, in the case of any Certificated Note that is being redeemed in part, that upon the surrender of such Note, a new Note or Notes on a Principal Amount equal to the unredeemed portion of the Principal Amount of such surrendered Note shall be issued and (3) be delivered in accordance with the applicable procedures of DTC to the extent that the applicable Note of such Holder is held by DTC.
(d)    In the event of any partial redemption of the Notes pursuant to this Section 3.1, the Trustee shall select the Notes (or portions thereof) to be redeemed (out of the Notes then outstanding and not previously called for redemption) on a pro rata basis in accordance with each such Note’s pro rata share of the Aggregate Outstanding Principal Amount or by such other method as the Trustee shall deem fair and appropriate (subject to any applicable procedures of the Depositary). In connection with any such partial redemption of the Notes, the Trustee may select for redemption portions of the applicable Notes (equal to $2,000 or integral multiples of $1,000 in excess thereof (or, with respect to any PIK Note or increased Principal Amount of a Global Note in respect of any PIK Amounts, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof)); provided, no Note having a Principal Amount of $2,000 or less shall be redeemed in part.
(e)    Once the Issuer delivers a Redemption Notice in accordance with this Section 3.1, the Notes called for redemption therein shall become irrevocably due and payable on the applicable Redemption Date at the applicable Redemption Price.
SECTION 3.2 Mandatory Redemptions.
(a)    General. Except to the extent expressly set forth in this Indenture, the Issuer shall not be required to redeem all or any part of the Notes.
SECTION 3.3 Notes Redeemed in Part.
In the case of any Certificated Notes, upon surrender and cancellation of any such Note that is redeemed in part, the Issuer shall execute and, upon its receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer, a new Note equal in Principal Amount to the unredeemed portion of the Note so surrendered and cancelled.

Article IV

COVENANTS
SECTION 4.1 Payment of Notes.
(a)    The Issuer shall pay to the Holders on each Payment Date following the Effective Date, unless the Issuer makes a Cash/PIK Election pursuant to Section 4.1(b) with respect to such Interest Payment Date, an amount (“Cash Pay Interest Amount”) equal to the interest accrued on the Notes for the immediately preceding Interest Period. The Notes shall bear interest (calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each) on the Aggregate Outstanding Principal Amount at a rate per annum equal to the Cash Pay Rate. The Issuer shall provide notice to the Trustee of the Cash Pay Rate at least ten (10) Business Days prior to the end of the Interest Period.
(b)    Notwithstanding the provisions of Section 4.1(a), on any Interest Payment Date, so long as (i) no Event of Default then exists, (ii) the Aggregate LTV does not then exceed the Maximum Aggregate LTV and (iii) the Issuer provides the Trustee and the Holders not less than fifteen (15) Business Days’ prior written notice of such election (a “Cash/PIK Notice”), the Issuer may elect in lieu of the Cash Pay Interest Amount (a “Cash/PIK Election”) to, and upon such election the Issuer shall on such Interest Payment Date: (A) pay to the Holders on a current basis cash in an amount equal to the interest accruing on the Aggregate Outstanding Principal Amount at a rate per annum equal to the PIK Rate; and (B) irrevocably direct the Trustee to cause an amount (such amount, the “PIK Amount”) equal to the interest accruing on the Aggregate Outstanding Principal Amount at a rate per annum equal to six and three-quarters percent (6.75%) to be paid in kind (“PIK”), in which case (1) such PIK Amount shall, on such Interest Payment Date, be added to the Aggregate Outstanding Principal Amount and thereafter accrue interest at the applicable rate in accordance with the terms of this Indenture, and (2) such PIK Amount shall be due and payable on the Maturity Date together with the other Obligations. In the event that the Issuer makes a Cash/PIK Election, the Cash/PIK Notice shall contain a direction to the Trustee, pursuant to a written order from the Issuer executed by an Officer thereof, to either (I) increase the Principal Amount of the applicable Notes on a pro rata basis by the applicable PIK Amount or (II) issue one or more original Certificated Notes, which shall be executed by the Issuer (“PIK Notes”) and authenticated by the Trustee on the related Interest Payment Date. If the Issuer timely makes a Cash/PIK Election but the Cash/PIK Notice fails to contain a direction to the Trustee pursuant to the preceding sentence, then the Issuer shall be deemed to have made the election pursuant to clause (I) above. The Issuer shall provide notice to the Trustee of the PIK Rate at least ten (10) Business Days prior to the end of the Interest Period.
SECTION 4.2 Use of Proceeds; Disbursement Account.
(a)    The Issuer shall use the Note Proceeds solely (i) to pay costs and expenses incurred in connection with the closing of the Transaction, (ii) to pay Approved Project Expenses incurred by the applicable PropCos or by Issuer in connection with the Obion Project and the Mt. Vernon Project, unless (solely with respect to the Mt. Vernon Project) such Mt. Vernon Property is released from the Lien of the Security Instrument and/or substituted for a Qualified Additional Property, in each case, in accordance with (and subject to) Section 5.2 (a “Mt. Vernon Release/Substitution”) and (iii) after the occurrence of Project Completion with respect to the Obion Project and, unless a Mt. Vernon Release/Substitution has occurred, the Mt. Vernon Property, to pay Approved Project Expenses incurred by the applicable PropCos or by Issuer in connection with any Project at an Additional Property.
(b)    Note Proceeds have been deposited in the Disbursement Account established and maintained by the Trustee pursuant to Section 10.4, and such balance of Note Proceeds shall be disbursed to the Issuer from time to time by the Trustee from the Disbursement Account in accordance with the disbursement procedures set forth in Section 4.3(g) for the payment of the Approved Project Expenses described in Section 4.2(a)(ii) and (iii).
SECTION 4.3 Projects.
(a)    The Issuer acknowledges and agrees that, following the Issuance Date, the Issuer shall cause the applicable PropCos to undertake the construction and shall use commercially diligent efforts (subject to any delays caused by Force Majeure) to cause the completion of certain capital improvement projects at the Obion Property and one or more other Properties for the purpose of installing FQT’s high-protein technology at such Properties (the “Technology”), as such projects are (with respect to the Obion Project and the Mt. Vernon Project) more particularly described on Schedule II (each, a “Project”). The Issuer shall initially cause the applicable PropCos to undertake Projects at (i) the Obion Property (the “Obion Project”) and (ii) the Mt. Vernon Property (the “Mt. Vernon Project”), unless (solely with respect to this clause (ii)) a Mt. Vernon Release/Substitution has occurred. Following any Additional Property Date, the Issuer may also undertake additional Projects at any applicable Additional Property. At any time, subject to the terms and conditions of this Indenture, the Issuer may commence (or cause to be commenced) the Mt. Vernon Project (unless a Mt. Vernon Release/Substitution has occurred). Each Project shall be subject to the terms and conditions of this Section 4.3 and the other applicable provisions of this Indenture.
(b)    Not less than thirty (30) days prior to the Project Commencement Date of any Project, the Issuer shall submit to the Trustee each of the following for its approval, at the direction of the Required Holders (which approval shall, in each case, not be unreasonably withheld, conditioned or delayed and shall be granted or withheld in accordance with the Construction Approval Mechanic and in any event within ten (10) days): (i) the proposed budget setting forth the reasonably anticipated Project Expenses to be incurred by the Obligor Parties in connection with such Project, (ii) the proposed schedule outlining the material milestones for the construction and completion of such Project and (iii) the proposed plans and specifications in summary form which detail the material aspects of such Project (including the proposed location(s) of such Project at the applicable Property) as prepared by the Architect and approved by any applicable Governmental Authority to the extent that such approval is required under Applicable Laws for the applicable phase of the Project.; provided, any such budgets, construction schedules and/or plans and specifications shall only be delivered to the Trustee and the initial Holders of the Notes and their respective Affiliates, employees, representatives, advisors and Construction Representatives and shall not be disclosed to any other Person unless such disclosure is required by Applicable Laws, it being understood that with respect to any subsequent Holders of the Notes, such documentation shall only be delivered to the Construction Representatives engaged by such subsequent Holders in accordance with this Section 4.3. The budget, construction schedule and proposed plans and specifications for any Project, once so approved and together with (in each case) any modifications thereto approved by the Trustee, at the direction of the Required Holders (solely to the extent that such approval is expressly required hereunder), shall be referred to herein as the “Project Budget”, the “Project Construction Schedule” and the “Project Plans and Specifications”, respectively. As used herein, “Construction Approval Mechanic” means that, with respect to any request for the Trustee’s approval pursuant to this clause (b), to the extent that the Trustee reasonably requires any additional documentation in relation to any applicable budget, construction schedule or plans and specifications submitted by the Issuer to the Trustee, (A) the Trustee shall make such request in writing not later than four (4) days following such submittal and (B) following such timely request, the Issuer shall deliver the applicable additional documentation not later than three (3) days thereafter. In the event that the Trustee fails to notify the Issuer as to whether or not it approves the applicable budget, construction schedule or plans and specifications (which approval shall in no event be unreasonably withheld or conditioned) within the ten (10) day period provided for under this clause (b), the Trustee’s approval shall be deemed to have been granted with respect to the applicable budget, construction schedule or plans and specifications. In the event that the Trustee does not approve the applicable budget, construction schedule or plans and specifications within the ten (10) day period as set forth above and the Issuer contends that the Trustee unreasonably withheld or conditioned such approval (a “Consent Dispute”), then, within five (5) Business Days thereafter, the Issuer may, upon prior written notice to the Trustee (an “Expedited Arbitration Notice”), submit such dispute to binding, expedited arbitration in accordance with the provisions of this clause (b), which arbitration shall be completed and the applicable arbitrator’s written decision shall be rendered in not more than twenty (20) days as provided below. Following the delivery of an Expedited Arbitration Notice in accordance with the immediately preceding sentence, the arbitration of such Consent Dispute shall be conducted pursuant to the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in New York, New York, by an arbitrator that is a disinterested party, selected from a current AAA list using a then current AAA-recommended selection method. After the appointment of any such arbitrator, such arbitrator shall hold a conference with the Parties or their respective representatives to define the scope of any discovery and to identify the form of evidence to be presented and, thereafter, shall conduct such hearings as such arbitrator deems necessary and shall make a determination as soon as practicable but in no event later than twenty (20) days following its appointment. The final determination by the applicable arbitrator as to whether the Trustee unreasonably withheld or conditioned its consent in connection with any Consent Dispute shall be final and binding upon the Parties. The Parties shall keep all arbitration proceedings pursuant to this clause (b) strictly confidential, except to the extent that such disclosure is required under Applicable Laws. The non-prevailing Party in any such arbitration shall bear the reasonable costs and expenses incurred by the Parties in connection therewith.

(c)    Not less than thirty (30) days prior to the Project Commencement Date of any Project, the Issuer shall submit to the Trustee, for the information of the Trustee and the Holders (but not for their approval or consent) each of the following: (i) the general contractor (the “General Contractor”) and architect (the “Architect”) for such Project, which shall be a reputable general contractor and architect selected by the Obligor Parties in their good faith business judgment; and (ii) the engineering firms that shall be principally responsible for the installation of the applicable Technology (the “Technology Engineers”), which shall include an Affiliate and any others which shall be reputable engineering firms with substantial experience installing technology similar in all material respects to the Technology at industrial properties that are similar to the Properties and selected by the Obligor Parties in their good faith business judgment.
(d)    The Plans and Specifications with respect to any Project shall (i) in the case of the Obion Project and (if applicable) the Mt. Vernon Project, be consistent with the description of the applicable work set forth on Schedule II and (ii) comply with all Applicable Laws. The Issuer shall (or shall cause the applicable PropCo to) obtain all approvals of any Governmental Authorities that are required prior to commencing any applicable portion or phase of any Project. The Trustee, any Holder, or any construction consultant, engineer or other similar third party (to the extent that such Trustee, Holder, construction consultant, engineer or other similar third party (as applicable) is not a competitor of Issuer or its Affiliate in any respect whatsoever (including, without limitation, with respect to any related technologies and any derivative products thereof)), engaged by or on behalf of the Trustee or the Required Holders (a “Construction Representative”) and/or their respective agents, representatives and employees (the Trustee, any Holder, any Construction Representative or any other such Person, a “Lender Representative”) shall have the right, at their sole expense, and upon twenty-four (24) hours’ prior written notice to the Issuer and the applicable PropCo, to enter upon any Property at which a Project is ongoing to conduct a reasonable inspection and monitor the progress of such Project provided that the same does not impede the construction of such Project; provided, neither the approval of any Project Budget, Project Construction Schedule or Project Plans and Specifications by the Trustee, at the direction of the Required Holders, nor any inspection and monitoring of the progress of any Project by the Trustee, any Holder or any Lender Representative shall impose upon the Trustee or any Holder any obligation or liability whatsoever with respect thereto.
(e)    Following the Project Commencement Date of any Project, the Issuer shall (or shall cause the applicable PropCo to) (i) diligently pursue the construction and completion of such Project, free and clear of all Liens (other than Permitted Encumbrances), in material compliance with the applicable Project Plans and Specifications, Project Budget and Project Construction Schedule, and in compliance with all Applicable Laws, Property Documents and the terms and conditions of this Indenture, (ii) subject to the provisions of Section 4.3(g), cause all Project Expenses to be paid in full, (iii) obtain duly executed final and unconditional Lien waivers, in form and substance reasonably satisfactory to the Trustee, at the direction of the Required Holders, from all Persons who performed any work with respect to such Project and all materials supplied in connection therewith and (iv) following the substantial completion of each Project and the satisfaction of the conditions set forth in the foregoing clauses (i) through (iii), deliver to the Trustee and any Construction Representative (A) an AIA Form G704 (Certificate

of Substantial Completion) executed by the applicable PropCo in connection with such Project, (B) if applicable, a permanent certificate of occupancy for the Property to which such Project relates and (C) evidence to the satisfaction of the Trustee, at the direction of the Required Holders, that all requisite final inspection approvals have been provided on any building permits issued by any applicable Governmental Authorities (together with any other approvals of Governmental Authorities as may be required) in connection with such Project (the foregoing, collectively, “Project Completion”).
(f)    In connection with any Project, the Issuer shall not (and shall not permit any PropCo to), in each case, without the prior written consent of the Trustee, at the direction of the Required Holders, which shall not be unreasonably withheld or delayed, and shall otherwise be granted or withheld in accordance with the Modified Construction Approval Mechanic and in any event within seven (7) days from the time of such request from Issuer: (i) (A) materially modify any Project Plans and Specifications or (B) materially modify any Project Construction Schedule to extend any milestones thereunder if such extension (together with any other extensions thereof permitted hereunder without the Trustee’s consent, but excluding any extension for Force Majeure) exceeds one hundred twenty (120) days in the aggregate (an “As of Right Extension”); provided, the Obligor Parties shall only be allowed one (1) such As of Right Extension for any individual Project, (ii) in furtherance of, but not in limitation of the foregoing clause (i), enter into, materially modify or terminate any Material Construction Contract or enter into or approve any Material Change Order with respect to any such Material Construction Contract; provided however any Material Construction Contract or Material Change Order within the Project Budget shall not require any such prior written consent. The consent of the Trustee, and the direction given by the Required Holders, shall not be unreasonably withheld with respect to any entry into or modification of a Material Construction Contract requiring such consent, so long as (A) no Event of Default exists and (B) if requested by the Trustee, at the direction of the Required Holders, solely with respect to any Material Construction Contract with a Major Contractor the contract price of which equals or exceeds Five Million Dollars ($5,000,000), the Issuer shall provide (or cause the applicable PropCo to provide) a consent and subordination from such Major Contractor substantially in the form of Exhibit F. Notwithstanding anything to the contrary in the foregoing, provided that no Event of Default exists, the Issuer may permit the applicable PropCo to approve Change Orders that are not Material Change Orders without the consent of the Trustee or any Holder The Issuer shall cause each PropCo to observe and perform in all material respects all of its obligations under any Material Construction Contract, and to enforce the obligations of each Major Contractor under a Material Construction Contract in a commercially reasonable manner. As used herein, “Modified Construction Approval Mechanic” means that, with respect to any request for the Trustee’s approval pursuant to this clause (f), to the extent that the Trustee reasonably requires any additional documentation in relation to any applicable action hereunder, (A) the Trustee shall make such request in writing not later than three (3) days following such request for the Trustee’s approval and (B) following such timely request, the Issuer shall deliver the applicable additional documentation not later than two (2) days thereafter.
(g)    In connection with any Project, so long as no Event of Default exists and the conditions set forth on Schedule III (the “Disbursement Conditions”) have been satisfied or waived by the Trustee at the direction of the Required Holders with respect to such disbursement, the Issuer may from time to time request in writing (a “Disbursement Request”) that the Trustee disburse (and, subject to this Section 4.3(g), the Trustee, at the direction of the Required Holders, shall disburse) a portion of the Note Proceeds remaining on deposit in the Disbursement Account for the payment of Approved Project Expenses incurred by the Obligor Parties. The Issuer shall deliver each Disbursement Request to both the Trustee and any Construction Representative designated by the Required Holders from time to time.
SECTION 4.4 Limitation on Incurrence of Indebtedness.
(a)    The Issuer shall not, and shall not permit any Obligor Party or any Excluded Subsidiary to, Incur any Indebtedness other than Permitted Debt.
(b)    For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. Notwithstanding any other provision of this Section 4.4, any increase in the U.S. Dollar equivalent of outstanding Indebtedness of the Issuer or any Obligor Party denominated in a currency other than U.S. Dollars resulting from fluctuations in the exchange values of currencies shall not be considered to be an Incurrence of Indebtedness for purposes of this Section 4.4; provided, the amount of Indebtedness of the Issuer and its Subsidiaries outstanding at any time for purposes of covenant compliance will be the U.S. Dollar equivalent of all such Indebtedness of the Issuer and its Subsidiaries outstanding at such time.
(c)    Without limiting the foregoing provisions of this Section 4.4, the Issuer shall not, and shall not permit any Obligor Party to Incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any other Indebtedness of the Issuer or such Obligor Party, unless such Indebtedness is also subordinated or made junior in right of payment (as applicable) to the Obligations, as the case may be, on substantially identical terms.
SECTION 4.5 [Intentionally Omitted].
SECTION 4.6 Financial Statements and Reports. The Issuer and each Guarantor (as applicable) shall deliver to the Trustee the following information, statements, certification and other documentation on each respective date therefor set forth in this Section 4.6:
(a)    annually, as soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, the consolidated balance sheet and related consolidated statements of earnings and cash flows, including statements of profit and loss, net operating income, net cash flow, gross income and operating expenses for the Propcos on a combined basis and a per Property basis (collectively, the “Property Metrics”), which statements shall set forth in comparative form the corresponding figures of the previous Fiscal Year, all in reasonable detail, and shall be prepared in conformity with GAAP, applied on a basis consistent with the Obligor

Parties’ and the Guarantor’s current practices (except as otherwise stated therein or in the notes thereto).
(b)    annually, as soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet and related consolidated and consolidating statements of earnings, equity and cash flows of the Parent Guarantor as of the end of and for such Fiscal Year, which statements shall set forth in comparative form the corresponding figures of the previous Fiscal Year, all in reasonable detail, and shall be prepared in conformity with GAAP, applied on a basis consistent with that of previous Fiscal Years (except as otherwise stated therein or in the notes thereto). The Parent Guarantor’s financial statements shall be audited by (and accompanied by a report or opinion of) an independent certified public accounting firm approved by the Parent Guarantor’s Board of Directors, and such report or opinion shall state that such financial statements present fairly the consolidated (and consolidating) financial condition and results of operations and cash flows of the Parent Guarantor in accordance with GAAP consistently applied (except for any changes with which such accounting firm concurs) and that the examination of such accounting firm in connection with such financial statements has been made in accordance with generally accepted auditing standards;
(c)    quarterly, as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Obligor Parties and Parent Guarantor, the consolidated balance sheet and related consolidated statements of earnings, cash flows and profit and loss of the Obligor Parties and the Parent Guarantor as of the end of and for such fiscal quarter, which statements shall include quarterly and year-to-date operating statements setting forth the Property Metrics for each such period and setting forth, in each case in comparative form, the corresponding figures of the previous Fiscal Year and fiscal quarter, all in reasonable detail, which statements shall be prepared in conformity with GAAP, applied on a basis consistent with that of previous fiscal quarter (except as otherwise stated therein or in the notes thereto).
(d)    for the partial Fiscal Year commencing on the Issuance Date, and thereafter annually for each subsequent Fiscal Year, as soon as practicable and in any event on the Issuance Date (for such partial Fiscal Year) and prior to the commencement of each such subsequent Fiscal Year, an annual operating budget for the Obligor Parties (which shall be limited to the Properties and shall not be required to cover any other properties or operations of Subsidiaries of Parent Guarantor other than the Obligor Parties) in form and substance reasonably acceptable to Trustee, at the direction of the Required Holders (each, an “Annual Budget”);
(e)    on each date on which the financial statements required pursuant to the foregoing Sections 4.6(a) through 4.6(ee) are required to be delivered, an Officer’s Certificate of the Issuer and the Guarantors in the form of Exhibit E (a “Compliance Certificate”);
(f)    within three (3) Business Days following any Obligor Party or any Officer thereof becoming aware of the existence of a Default or Event of Default or any other default under any documents evidencing and/or securing any Indebtedness of any Obligor Party, a written notice specifying the nature and period of existence of such Default, Event of Default or other default

(as applicable) and what action the Obligor Parties are taking or propose to take with respect thereto;
(g)    [Intentionally Omitted];
(h)    promptly following any Obligor Party or any Officer thereof becoming aware of the occurrence of (i) any surrender of assets of any Obligor Party in satisfaction of any Indebtedness, (ii) the dissolution of any operating partnership or real estate ownership partnership of any Obligor Party, (iii) the termination or expiration of any Property Document, or (iv) (A) the commencement of any material litigation, including any arbitration or mediation, and of any proceedings before any Governmental Authority with respect to any Property or Guarantor or any Obligor Party or their respective businesses or (B) the passage or implementation of (or the proposed passage or implementation of) any order, ruling, statute or other law or regulation of any Governmental Authority, any of the foregoing which could materially and adversely affect the business, properties, prospects or financial condition of any Obligor Party taken as a whole (including any such action commenced by a counterclaim), written notice specifying the nature thereof and what action the Obligor Parties are taking or propose to take with respect thereto;
(i)    such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections of the parent of the Issuer; and.
(j)    such other information as to the business and properties of the Obligor Parties, including consolidated financial statements of the Obligor Parties and Guarantors, and other financial statements and/or reports filed with any Governmental Authority, as the Trustee or any Holder may from time to time reasonably request.
SECTION 4.7 Inspection. The Trustee, at the direction of the Required Holders, shall have the right from time to time, upon three (3) business days’ notice (or, in the event of an emergency that consists of an imminent threat to life or an imminent and material threat to the Property, such advance notice as is reasonable considering the circumstances) to the Issuer, (a) but not more than once per calendar year (so long as no Event of Default exists) to visit and inspect, at the Obligor Parties’ expense, any Property or any of the other properties of any Obligor Party, in each case at such times as the Trustee or such Holder may reasonably request; provided, that if an Event of Default exists, there shall be no limit to such right of the Trustee, to visit and inspect the Properties. The foregoing visitation and inspection rights shall extend to any property not owned by an Obligor Party but at which any Collateral may be located and shall include the right to examine, and discuss with the Obligor Parties’ respective Officers and certified public accountants in coordination with the Issuer, any of the Obligor Parties’ respective affairs, finances and accounts, and (b) to contact such third parties, in coordination with the Issuer, doing business with any Obligor Party, and to engage in such other auditing procedures, as Trustee, at the direction of the Required Holders, deems reasonable to ensure the validity of the Trustee’s Liens and security interests on and in the Collateral and/or the accuracy of the

Obligor Parties’ respective representations, warranties and certifications under the Note Documents.
SECTION 4.8 To Pay and Perform Obligations(k)    . The Issuer shall punctually pay or cause to be paid the principal (if applicable) and interest, together with any Applicable Premium and shall pay and perform or cause to be paid and performed all other Obligations, in each case, as and when required in accordance with the Note Documents.
SECTION 4.9 [Intentionally Omitted].
SECTION 4.10 Books and Records. Parent Guarantor, on behalf of the Issuer and the PropCos, shall keep proper books of record and account in accordance with GAAP, including without limitation, maintaining the audited annual consolidated financial statements of Parent Guarantor, the Property Metrics for each Property, the Annual Budget and all other financial statements required to be prepared or maintained in accordance with Section 4.6.
SECTION 4.11 Payment of Taxes; Corporate Existence; Maintenance of Properties(l)    . The Issuer shall:
(a)    pay and discharge (or cause the applicable Obligor Party to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it, and its income or profits or its properties, including all real estate taxes and assessments and any taxes or assessments imposed or assessed in lieu of or in substitution for any of the foregoing (collectively, “Taxes”) and (ii) maintenance charges, amounts due under any Property Documents and any other charges arising or accruing with respect to any Property as well as all other lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law or otherwise become or give rise to a Lien upon any Property or any other property of any Obligor Party (including any Property) (collectively “Other Charges”), in each case, prior to delinquency. Notwithstanding the foregoing, if the Issuer or any applicable Obligor Party shall in good faith, and by appropriate legal proceedings, contest any Taxes or Other Charges, then at the sole election of the Issuer (i) Issuer may procure a bond in the amount of such disputed tax or (ii) deposit cash with the Trustee (as the Trustee, at the direction of the Required Holders, may direct) as a reserve in an amount equal to the payment thereof together with all estimated fines, interest, penalties and costs which may become due pending the pendency of such contest, in which case the Issuer or such Obligor Party (as applicable) shall not be required to pay the applicable Taxes or Other Charges during the maintenance of such deposit and provided that such contest (A) operates to prevent the enforcement or collection of the applicable Taxes or other Charges against, or the sale or forfeiture of, the applicable Property for the non-payment thereof, (B) is prosecuted with due diligence and continuity, and (C) shall not have been terminated or discontinued adversely to Issuer or such Obligor Party (as applicable). Upon the termination of any such proceeding or contest, the Issuer shall (or shall cause the applicable Obligor Party to) pay the amount of such Taxes or any applicable portion thereof that is, in each case, finally determined in such proceeding or contest to be due and owning; provided, if funds have been deposited with the Trustee in respect of any such contest or proceeding pursued in accordance with this Section

4.11, such funds shall (so long as no Event of Default exists) be applied toward the payment of such Taxes and the excess (if any) following such application shall be returned to the Issuer.
(b)    The Issuer shall not be required to pay (or to cause any Obligor Party to pay) any such Taxes or Other Charges to the extent that any Obligor Party is contesting the amount, applicability or validity thereof in good faith and by appropriate proceedings and such Obligor Party has set aside on its books reserves in respect thereof (segregated to the extent required by GAAP) deemed adequate in the reasonable opinion of the Obligor Parties’ management personnel;
(c)    subject to Section 4.11(a), the Issuer shall do (and cause each Obligor Party to do) all things necessary to preserve and keep in full force and effect its legal existence, rights (charter and statutory), franchises licenses and permits as may be necessary or desirable in order to operate each Property, to conduct any business of and/or to comply with any Applicable Laws or Property Documents applicable to any Obligor Party or any Property; and
(d)    maintain and keep (and cause the applicable Obligor Party to maintain and keep) (i) each Property and (ii) all other property used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof (collectively, the “Repair Standards”), in each case, to the extent that the same, may be necessary in order for the business carried on by the Obligor Parties in connection therewith to be properly conducted at all times, consistent with established business practices and prior operating history; provided, nothing in this Section 4.11(d) shall limit any Obligor Party’s right to effectuate a Temporary Discontinuance so long as, during any such Temporary Discontinuance, the Obligor Parties continue to maintain, repair and replace the Properties in compliance with the Repair Standards. As used herein, “Temporary Discontinuance” means the temporary discontinuance of plant operations, in each case, a period expressly for the purpose of (1) maximizing the economic return of such Property, (2) the installation or construction of a Project or any Material Alterations, in each case, in accordance with (and subject to) the terms hereof, (3) adhering to safety and/or environmental requirements, or (4) regular or unscheduled maintenance to maintain or improve plant operations.
SECTION 4.12 Compliance with Laws and Property Documents(e)    . The Issuer shall (and shall cause each Obligor Party to) comply in all material respects at all times with all Applicable Laws and Property Documents affecting or relating or pertaining in any way to or binding on any Property and/or the use, operation and/or the maintenance thereof, and shall obtain and continuously maintain any and all material licenses, permits, franchises or other governmental authorizations necessary in connection with the ownership and/or operation of each Property or to the conduct of its business, and shall furnish to the Trustee, on request, proof of such compliance. If any Obligor Party receives a notice or claim from any Governmental Authority that any Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any such law, other governmental standard or Property Document, which could have a material adverse effect, such Obligor Party shall promptly furnish a copy of such notice or claim to the Trustee. The Issuer shall not (and shall not permit any Obligor Party to)

use or permit the use of any Property, or any part thereof, for any illegal purpose. The Issuer shall not (and shall not permit any Obligor Party to), without the prior written consent of the Trustee, at the direction of the Required Holders, which shall not be unreasonably withheld or delayed, enter into, materially modify or terminate any Property Document to the extent that (a) such Property Document consists of a Lease (including, without limitation, any ground lease), (b) except in the event of any such termination, (i) the counterparty under any such Property Document is an Affiliate of any Guarantor or any Obligor Party, (ii) such Property Document imposes any material monetary obligations on any Obligor Party and is not expressly subordinate to the Lien of the Security Instrument or freely terminable upon thirty (30) days’ notice or less without the payment of a fee or penalty or (c) such action affects any zoning classification of such Property or could reasonably be expected to adversely affect access to and from or the marketability or utility of such Property for its current use. The Issuer shall cause each Obligor Party to observe and perform all of its obligations under any Property Document, and to enforce the obligations of each counterparty under a Property Document in a commercially reasonable manner.
SECTION 4.13 Litigation(f)    . So long as any Notes remain outstanding, the Issuer shall (and shall cause each Obligor Party to) promptly furnish to Trustee written notice of any material litigation adversely affecting or relating to any Guarantor, any Obligor Party or any Property.
SECTION 4.14 Loan to Value. The Issuer shall at all times cause the Aggregate LTV to not exceed the Maximum Aggregate LTV and, if the Trustee, at the direction of the Required Holders, or any Obligor Party shall determine that the Aggregate LTV exceeds the Maximum Aggregate LTV (an “Excess LTV Event”), the Trustee or such Obligor Party shall promptly notify the other Party of such Excess LTV Event (an “Excess LTV Notice”). If, within five (5) Business Days following the delivery of an Excess LTV Notice, the Issuer: (a) partially redeems the Notes (without the payment of any Applicable Premium) and/or causes any PropCo to pay down any Senior Facility, in each case, in an amount that causes the Aggregate LTV to no longer exceed the Maximum Aggregate LTV; or (b) (i) delivers an Additional Property Notice with respect to an Additional Property in accordance with (and subject to) Section 5.2, together with a Qualifying Appraisal with respect to the Additional Property and each Property, in each case dated not earlier than twelve (12) months prior to the applicable date, showing an appraised value for such Additional Property which (if added to the aggregate appraised value of the Properties pursuant to such Qualifying Appraisals) would result in an Aggregate LTV that is less than or equal to the Maximum Aggregate LTV, (ii) within sixty (60) days thereafter, satisfies each of the Additional Property Requirements with respect to such Additional Property Notice and (iii) following the addition of such Additional Property to the Collateral, the Aggregate LTV no longer exceeds the Maximum Aggregate LTV, then such Excess LTV Event shall be deemed to have been cured and shall not be an Event of Default. If the Issuer fails to timely satisfy the requirements of either clause (a) or clause (b) above, then such failure shall constitute an Event of Default without any further notice or cure.
SECTION 4.15 [Intentionally Omitted].
SECTION 4.16 [Intentionally Omitted].
SECTION 4.17 Restricted Payments; Equity Collateral; Pledged Equity Interests. The Issuer shall not, and shall not permit any Obligor Party to, directly or indirectly, make, commit or incur any liability to make, any Restricted Payment, or make any advances or loans to any member or other direct or indirect equity interest holder of the Issuer.
(i)    All dividends, distributions, purchases, redemptions, retirements, acquisitions and other payments made pursuant to this Section 4.17 in property other than cash shall be included at the fair market value thereof (as determined in good faith by the Issuer) at the time of the declaration of such dividend or at the time of the making such dividend, distribution, purchase, redemption, retirement, acquisition or other payment (as the case may be).
(ii)    the Pledged Equity Interests and all Collateral shall remain free and clear of any and all Liens (other than Permitted Encumbrances) at all times.
SECTION 4.18 Transactions with Affiliates. Except with respect to any arms’ length written agreements with Affiliates of the Issuer or Parent Guarantor in effect as of the Issuance Date, the Issuer shall not (and shall not permit any Obligor Party to) engage in any transaction with any of its or their Affiliates on terms that are more favorable to the applicable Affiliate than would have been obtainable by a third party in an arm’s length transaction in the ordinary course of such Person’s business.
SECTION 4.19 Change of Control; Encumbrances on and Transfers of Collateral. The Issuer acknowledges that, in agreeing to enter into the Transaction, the Holders have examined and relied (and shall continue to rely) on the creditworthiness and experience of Parent Guarantor and the Obligor Parties and the experience, competence and reputation of their respective officers and equity owners with respect to the operation of each Property and Holders shall continue to rely on the Obligor Parties’ ownership of the Collateral and on their continuing to have Officers, equity owners and employees of the same experience, competence and capacity as exist as on the Effective Date, as a means of maintaining the value of the Collateral as security for repayment of the Obligations. The Issuer further acknowledges that Holders have a valid interest in maintaining the value of the Collateral to ensure that, should the Issuer default in the payment or performance the Obligations, the Trustee can recover the Obligations for the benefit of Holders by a sale of the Collateral.
(a)    Except for any Permitted Encumbrances, the Issuer shall not (and shall not permit any Obligor Party to) create, incur, assume or permit to exist any Lien on any of the Collateral or any interest therein. Notwithstanding the foregoing, any Obligor Party may sell or otherwise dispose of, free from the lien of the Security Instrument, furniture, furnishings, equipment, tools, appliances, machinery, fixtures, appurtenances and other personal property subject to the lien of the Security Instrument, in each case which have become worn out, undesirable or obsolete or are no longer used in the ordinary course of business operations of the applicable Property provided that such disposal shall not reduce the fair market value of such Property or of the Collateral of a whole.
(b)    The Issuer shall not (and shall not permit any Obligor Party to), in each case without the prior written consent of the Trustee, at the direction of the Required Holders, sell, convey, alienate, mortgage, encumber, pledge or otherwise Transfer (other than pursuant to any Permitted Encumbrance), whether voluntarily, involuntarily or by operation of law or otherwise (each of the foregoing, a “Transfer”) the Collateral or any part thereof or interest therein or possession thereof, or suffer or permit the Collateral or any part thereof or interest therein or possession thereof to be Transferred, in each case excluding (i) dispositions of Personal Property at any Property in the ordinary course of business so long as such Personal Property (as applicable) are replaced with property of comparable value and utility, except to the extent that (A) any of the same is no longer necessary in connection with the operation of such Property and (B) the same would not reasonably be expected to result in a reduction of the Fair Market Value of such Property and (ii) sales of inventory and the products of the Obligor Parties’ operations at such Property in the ordinary course of business.
(c)    A Transfer within the meaning of this Section 4.19 shall be deemed to include, without limitation: (i) an installment sales agreement wherein any Obligor Party agrees to sell the Collateral or any part thereof for a price to be paid in installments, (ii) an agreement by any Obligor Party leasing all or a substantial part of the Collateral or any Property, or a Transfer of, or the grant of a security interest in, any Obligor Party’s right, title and interest in and to any Leases or Rents related to the Collateral or any further interest, (iii)  any assignment, pledge or Transfer, whether voluntarily or involuntarily, by operation of law or otherwise, of or affecting any direct or indirect interest in any Obligor Party, whether through one or more intermediaries and whether at one time or in a series of related transactions; (iv) the change, removal, resignation or addition of a general partner, manager or managing member of an Obligor Party, (v) any consolidation or merger with respect to any Obligor Party or any sale by any Obligor Party of all or substantially all of its assets or properties and (vi) any Transfer or change in ownership or change in control, of any direct or indirect interest in any Obligor Party, whether through one or more intermediaries and whether at one time or in a series of related transactions. Notwithstanding anything to the contrary herein, no Transfers that would otherwise be permitted in accordance with the express provisions hereof shall be permitted if the same would constitute or result in a violation of OFAC, the Trustee’s or any Holder’s obligations under the Patriot Act, or any similar compliance obligations as might arise or ensue in connection therewith.
(d)    Any Transfer made in violation of this Section 4.19 shall constitute an Event of Default and, at the option of the Trustee and, at the direction of the Required Holders, such Transfer shall be null and void and of no force and effect. Neither the Trustee nor any Holder shall be required to demonstrate any actual impairment of the security provided by the Collateral Documents or any increased risk of default under the Note Documents in order to establish the existence of an Event of Default arising from any violation of any of the terms and conditions of this Section 4.19.

(e)    The consent to any Transfer or any other action described in this Section 4.19 granted by the Trustee, at the direction of the Required Holders, shall not be deemed to be a waiver of the right of the Trustee, at the direction of the Required Holders, to require such consent to any future occurrence of a Transfer or other action described in this Section 4.19.
(f)    The Issuer shall bear and pay or reimburse the Trustee on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements of one (1) external counsel, title search costs and title insurance endorsement premiums) incurred by the Trustee or such Holder in connection with the review, approval and documentation of any such Transfer. Any consent to or approval of a Transfer hereunder granted by the Trustee, at the direction of the Required Holders, shall not limit the requirement for the Trustee’s consent or approval of or to any future Transfer to the extent that such consent or approval is required hereunder.
SECTION 4.20 Environmental Covenants.
(a)    The Issuer shall cause each PropCo to keep its Property free of asbestos and asbestos-containing materials.
(b)    The Issuer shall cause each PropCo and each any other occupant of any Property to use, transport, store, treat, generate, handle, dispose of, or in any other manner deal with any Hazardous Materials on, in, at, about, or from any Property only in compliance with all applicable Requirements of Environmental Law and Environmental Permits; and the Issuer shall not permit any PropCo or any other occupant of any Property to allow any Property to become subject to regulation as a hazardous waste treatment, storage, or disposal facility under any Requirements of Environmental Law or Environmental Permits except in each case in compliance with all applicable Requirements of Environmental Law and Environmental Permits;
(c)    The Issuer shall comply with, and shall ensure compliance by each PropCo and all other occupants of each Property with, all Requirements of Environmental Law and Environmental Permits, and shall keep each Property free and clear of any liens imposed pursuant to any Requirements of Environmental Law or Environmental Permits;
(d)    The Issuer shall immediately notify the Trustee if the Issuer or any PropCo receives any notice or advice from any Governmental Authority, or third party, regarding any Environmental Claims or that any Hazardous Materials have been released or discharged in, on, onto, under, from or affecting any Property;
(e)    promptly upon any Obligor Party’s receipt thereof, the Issuer shall (and shall cause each PropCo to) deliver to the Trustee copies of all notices, orders, and other communications regarding (i) any material enforcement action (actual or threatened) by any Governmental Authority with respect to any Environmental Claim or any Hazardous Materials in, on, under, from or affecting any Property, or relating to any Obligor Party’s property, activities, or operations generally, (2) any Environmental Claims or claims regarding any Hazardous Materials against any Obligor Party, (3) any requirement of any Obligor Party or another occupant of any Property to obtain an Environmental Permit, or (4) any requirement of any Obligor Party or another occupant of any Property to obtain a permit or license with respect to any exploration, mining, extraction, storage, transportation, processing or sale of coal, oil, gas or any other minerals on or under such Property;
(f)    except as otherwise specifically and previously disclosed to the Trustee in writing, the Issuer shall not (and shall not permit any PropCo to) allow to exist on, under, or about the Land any underground storage tanks. With respect to any underground storage tanks previously disclosed to Lender in writing, all such underground storage tanks shall be operated and maintained in accordance with all Requirements of Environmental Law;
(g)    other than, in each case, with respect to any items disclosed in the Environmental Reports obtained by, or provided to, the Trustee or the Holders on or about the Effective Date or those items disclosed on Schedule IV (the “Disclosed Environmental Matters”), if: (i) the Trustee or any Holder receives any information indicating a reasonable possibility of (A) the presence of Hazardous Materials on, under or at any Property in violation of Requirements of Environmental Law or Environmental Permits, (B) any other material violation of any Environmental Laws or Environmental Permits with respect to any Property, (C) any other condition with respect to any Property that could reasonably be expected to constitute a “recognized environmental condition” pursuant to the then current ASTM Standards (each, an “Adverse Environmental Condition” or (iv) an Event of Default exists, then, in any such case, the Issuer shall (or shall cause the applicable PropCo to) provide at its sole cost and expense, within forty-five (45) days after the written request therefor from the Trustee, at the direction of the Required Holders, a report from a qualified engineering firm or other qualified consultant acceptable to the Trustee, at the direction of the Required Holders, with respect to an investigation and audit of the applicable Property as deemed necessary by such consultant to enable the consultant to report that no such Adverse Environmental Condition exists; and the Issuer shall (or shall cause the applicable PropCo to), if deemed reasonably necessary to further investigate any suspected or likely contamination, provide the Trustee with supplemental reports by acceptable qualified consultants of the analysis which may include surface and subsurface sampling and analysis of soil, sediment, surface water and/or groundwater from the Land, showing that no such Adverse Environmental Condition exists (any such audit and any such supplemental reports, each an “Environmental Report”);
(h)    If any investigation, monitoring, containment, cleanup, removal, restoration or other remedial work of any kind (“Remedial Work”) is required pursuant to any Requirements of Environmental Law, Environmental Permits or with respect to any Environmental Claims, then the Issuer shall (or shall cause the applicable PropCo to), within forty-five (45) days after written demand for performance thereof by the Trustee, at the direction of the Required Holders, or such shorter period as is required under any Applicable Law, order or agreement (including any Property Document), begin and thereafter complete, all such Remedial Work. All Costs related to any such Remedial Work, shall be paid by the Issuer or the applicable PropCo. If the Issuer fails to (or fails to cause the applicable PropCo to) promptly commence and thereafter diligent to prosecute to completion) any Remedial Work, then the Trustee, at the direction of the Required Holders, may, but shall not be obligated to, cause such Remedial Work to be commenced and/or completed (as applicable) and all Costs incurred in connection therewith shall become an

Environmental Claim hereunder. Notwithstanding the foregoing, in the event of an emergency, the Issuer shall immediately commence (or cause the applicable PropCo to commence) the necessary Remedial Work and thereafter give immediate notice to the Trustee and seek the consent of the Trustee, at the direction of the Required Holders, to the continuation of such Remedial Work; and
(i)    Upon three (3) days’ notice to the Issuer, the Trustee, at the direction of the Required Holders, may in its sole discretion enter upon any Property to perform or cause to be performed investigations of such Property for the purpose of identifying any Adverse Environmental Condition. Any such investigations shall be at the sole cost and expense of the Trustee, unless (i) an Event of Default exists or (ii) the Trustee, at the direction of the Required Holders, had a reasonable basis for believing that at Adverse Environmental Condition may exist at such Property and (ii) such investigation confirms the existence of an Adverse Environmental Condition, in which case the Issuer shall (or shall cause the applicable PropCo to) reimburse the Trustee for the reasonable out-of-pocket costs of such investigation. Any such investigations may include, but shall not be limited to, the conduct of an Environmental Report including any surface or subsurface sampling and analysis of soil, groundwater, sediment and/or surface water. The Issuer covenants and agrees that it shall (and shall cause each PropCo to) cooperate fully with the Trustee, the Holders and the Lender Representatives with respect to any such investigations conducted by or on behalf of the Trustee or the Holders.
SECTION 4.21 Creation of Subsidiaries. The Issuer shall not (and shall not permit any PropCo to) create any Subsidiary without the prior written consent of Trustee, given at the direction of the Required Holders.
SECTION 4.22 Warranty of Title. The Issuer shall cause each PropCo to warrant and forever defend its Property unto Trustee forever from and against all Persons whomsoever claiming the same or any part thereof or interest therein.
SECTION 4.23 Special Purpose Entity. Until the Obligations have been satisfied, the Issuer shall be a Special Purpose Entity.
SECTION 4.24 Insurance.
(a)    The Issuer shall cause each PropCo, at its sole cost and expense, to at all times, unless otherwise expressly provided herein, obtain, maintain and keep in force:
(i)    property insurance covering the Properties against loss or damage from such causes of loss as are covered by insurance policies of the type now known as “All Risk”. Such All Risk insurance shall be on a replacement cost basis with an agreed value endorsement waiving co-insurance. The property policies shall have deductibles acceptable to the Trustee (at the direction of the Required Holders); provided, deductibles at or below the levels maintained by the Obligor Parties as of the Effective Date shall be in all cases deemed to comply with the provisions of this Section 4.24(a). The Trustee (at the direction of the Required Holders) may from time to time designate other insurance to cover other risks and hazards affecting the Properties provided such insurance is reasonably necessary and customary for properties comparable to the Properties;
(ii)    flood insurance in an amount equal to the lesser of 100% of the full replacement cost of the Improvements, or the maximum amount of insurance obtainable; provided, however, that such insurance shall be required only when all or any portion of the Land is located within a 100-year flood plain or area designated as subject to flood by the Federal Emergency Management Agency or any other governmental agency, or when required by any federal, state or local law, statute, regulation or ordinance; provided, the foregoing flood coverage may be included in the All Risk policy so long as such coverage does not contain exclusions for Properties located in special flood hazard areas;
(iii)    (A) builder’s risk insurance shall be procured to insure against loss or damage from such causes of loss as are embraced by insurance policies of the type known as “Builder’s Risks” property insurance (written on an “all risk” basis) and acceptable to the Trustee (at the direction of the Required Holders). Such insurance shall be provided and shall be required only during any period of construction and (B) commercial general liability and umbrella liability insurance shall be required from those providing services to the Properties such as general contractors, architects and engineers, and their insurance coverage may be reviewed by the Trustee and reasonably approved by the Trustee (at the direction of the Required Holders);
(iv)    commercial general liability insurance insuring against claims for injury (including, bodily injury or death), property damage liability, contractual liability for insured contracts and such other loss or damage from such causes of loss as are covered by insurance policies of the type known as “Commercial General Liability” insurance, all in such amounts as the Trustee may require from time to time. Such insurance coverage shall be issued and maintained on an “occurrence” basis. In addition, at least $50,000,000 (which limit may be adjusted at a later date with the approval of the Trustee (at the direction of the Required Holders)) excess and/or umbrella liability insurance shall be obtained and maintained on terms consistent with the commercial general liability insurance required above, for any and all claims;
(v)    business interruption insurance covering the loss sustained from all risks required to be covered by the insurance provided for herein, including clauses (i), (ii), (iii), (viii) of this Section 4.24(a) and covering the twelve (12) month period from the date of any Casualty. As appropriate, the amount of such insurance shall be increased from time to time as and when the gross revenues from the Properties increase;
(vi)    insurance for equipment, machinery, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available and are generally required by institutional lenders for properties comparable to the Properties;

(vii)    worker’s compensation insurance with respect to all employees of the PropCos as and to the extent required by statute and employer’s liability coverage with a limit of not less than $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease-policy limit, and $1,000,000 bodily injury by disease for each employee;
(viii)    so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or subsequent statute is in effect, terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the applicable Property (plus rental loss and/or business interruption insurance coverage);
(ix)    auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing not less than $1,000,000 combined single limit;
(x)    environmental/pollution legal liability with not less than $5,000,000 per contamination incident; and
(xi)    such other insurance and in such amounts, as may, from time to time, be reasonably required by Trustee (at the direction of the Required Holders) against other reasonably insurable hazards or risks, commonly insured against, and provided that such insurance is commercially available, in each case, for property similarly situated to the Properties, due regard being given to each applicable type of building, its construction, use and occupancy.
(b)    Except as herein expressly provided otherwise, all policies of insurance required under this Section 4.24 (collectively, the “Policies”) shall be issued by companies, and be in form, amount, and content and have an expiration date, approved by Trustee, at the direction of the Required Holders and as to the policies of insurance required under subparagraphs (i), (ii), (iii), (v) and (vi) of Section 4.24(a), shall contain a standard non-contributory mortgagee clause or lender’s loss payable endorsement, or equivalents thereof, in form, scope and substance satisfactory to Trustee, at the direction of the Required Holders, in favor of Trustee, and as to policies of insurance required under subparagraphs (i), (ii), (iii), (v) and (vi) of Section 4.24(a), shall provide that the proceeds thereof (“Insurance Proceeds”) shall be payable to Trustee to the extent required under the further provisions of this Article IV. The Issuer hereby authorizes and empowers the Trustee, at the direction of the Required Holders, to settle, adjust or compromise any claims for loss, damage or destruction to the Properties in excess of $5,000,000, regardless of whether there are Insurance Proceeds available or whether any such proceeds are sufficient in amount to fully compensate for such loss, damage or destruction (as applicable), but neither the Trustee nor the Required Holders shall be obligated to so settle, adjust or compromise the same (and the Issuer shall retain its right to settle, adjust and compromise such claims to the extent that the Trustee elects not to exercise its right to do so in accordance with this sentence). The Trustee shall be furnished with a copy of each policy required hereunder, which policy shall provide that it shall not be canceled without thirty (30) days’ prior written notice to the Trustee. As soon as practicable, prior to expiration of any policy required hereunder, the Issuer shall furnish (or shall cause the applicable PropCo to furnish) to Trustee appropriate proof of issuance of an insurance policy continuing in force on the terms required hereunder the insurance covered by the Policy so expiring. The Issuer shall furnish (or cause the applicable PropCo to furnish) to Trustee receipts for the payment of all premiums on such Policies or other evidence of such payment reasonably satisfactory to Trustee in the event that such premiums have not been paid to Trustee pursuant to Section 4.25 hereof. The Issuer shall deliver to Trustee a new policy of insurance with evidence of the payment of all premiums thereon as soon as practicable. If the Issuer does not provide new policy of insurance evidencing payment of all premiums on policy expiration, or within five days after expiration if permitted by Policy provider, the Trustee (at the direction of the Required Holders) may, but shall not be obligated to, procure such insurance and pay all such premiums therefor and any costs and expenses incurred by the Trustee for such premiums shall be reimbursed by the Issuer.
(c)    All Policies required pursuant to this Section 4.24 shall be issued by one or more insurers having a rating of at least “A” by S&P and “A- : IX” by AM Best;
(d)    All Policies required pursuant to this Section 4.24:
(i)    may contain deductibles that, in addition to complying with any other requirements expressly set forth in Section 4.24(a), are approved by the Trustee, at the direction of the Required Holders (such approval not to be unreasonably withheld, delayed or conditioned);
(ii)    shall be maintained throughout the term of this Indenture without cost to the Trustee and shall name the applicable PropCo as the named insured;
(iii)    with respect to liability policies, except for workers compensation, employers liability and auto liability, shall name the Trustee and its successors and assigns as their interests may appear as additional insureds;
(iv)    with respect to property and rental or business interruption insurance policies, shall either be written on a no coinsurance form or contain an endorsement providing that neither Issuer nor Trustee nor any other party shall be a co-insurer under such Policies;
(v)    shall contain an endorsement or other provision providing that the Trustee shall receive at least 30 days’ prior written notice of cancellation thereof (or, in the case of cancellation due to non-payment of premium, 10 days’ prior written notice);
(vi)    with respect to property and rental or business interruption insurance policies, shall contain an endorsement providing that no act or negligence of the Obligor Parties or any foreclosure or other proceeding or notice of sale relating to the Properties shall affect the validity or enforceability of the insurance insofar as a mortgagee or trustee is concerned;
(vii)    shall not contain provisions that would make the Trustee liable for any insurance premiums thereon or subject to any assessments thereunder;

(viii)    shall contain a waiver of subrogation against the Trustee, as applicable;
(ix)    may be in the form of a blanket policy, provided, any such blanket policy shall provide the same protection as would a separate Policy as reasonably determined by Trustee (at the direction of the Required Holders), subject to review and approval by the Trustee (at the direction of the Required Holders) based on the schedule of locations and values, if requested by Trustee (at the direction of the Required Holders); and
(x)    shall otherwise be reasonably satisfactory in form and substance to Trustee and shall contain such other provisions as the Trustee deems reasonably necessary or desirable to protect its interests.
In the event of foreclosure or other transfer of title to the Collateral in extinguishment in whole or in part of the Indebtedness, all right, title and interest of the Obligor Parties in and to the Policies then in force with respect to the Collateral and all proceeds payable thereunder shall thereupon vest in the Trustee or the other applicable purchaser or transferee in connection therewith.
SECTION 4.25 Restoration.
(a)    Upon the occurrence any fire or other casualty with respect to any Property (a “Casualty”), whether or not such Casualty is required to be insured against under any applicable Policies, the Issuer shall give prompt written notice of such Casualty to Trustee generally describing the nature and cause of such Casualty and the extent of the damage to or destruction of the Property resulting therefrom. Notwithstanding anything contained herein to the contrary, the Issuer shall (or shall cause the applicable PropCo to) take any and all necessary action to preserve and protect the applicable Property immediately subsequent to the occurrence of any such Casualty whether or not such notice has been given to the Trustee or any applicable consent of the Trustee, at the direction of the Required Holders, hereunder has been obtained.
(b)    The Issuer hereby assigns to the Trustee all Insurance Proceeds which the Issuer may be entitled to receive as a result of a Casualty. In the event of any Casualty, provided (i) no Event of Default exists, and (ii) the Trustee, at the direction of the Required Holders, has determined that (A) the Liens and security interests provided by the Collateral Documents have not been impaired, and (B) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged, destroyed or otherwise affected to the same condition, character and general utility as nearly as possible to that existing prior to such event and at least equal value as that existing prior to such Casualty (“Restoration”) can be accomplished in full compliance with all those certain requirements set forth in Schedule III to the extent that such conditions are applicable to such Restoration (the “Restoration Conditions”), then the Trustee, at the direction of the Required Holders, shall make the Insurance Proceeds less the cost, if any, to Trustee or the Holders of recovering such proceeds including, without limitation, attorneys’ fees and expenses of one (1) external counsel, adjusters’ fees, and fees incurred in Trustee’s and the Holders’ performance of their respective obligations hereunder (“Net Insurance Proceeds”) available to the Issuer, which shall contribute such Net Insurance Proceeds to the applicable PropCo for the completion of the applicable Restoration; provided, if the amount of such Net

Insurance Proceeds exceeds $5,000,000, then Trustee may, but shall not be obligated to, hold and disburse the Net Insurance Proceeds subject to the Issuer’s satisfaction of the Restoration Conditions. The Issuer shall cause the applicable PropCo to promptly commence, and thereafter to diligently prosecute to completion, the Restoration following any Casualty.
(c)    Condemnation. If the Property or any part thereof shall be taken pursuant to any condemnation or similar eminent domain proceeding, or a grant or conveyance in lieu thereof (a “Condemnation”), then Trustee shall be entitled to all compensation, awards and other payments or relief therefor, and shall be entitled, at its option, to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. The Issuer hereby irrevocably constitutes and appoints Trustee as its attorney-in-fact, and such appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation. The Issuer hereby assigns to Trustee all such compensation, awards, damages, rights of action and proceeds; provided, that (so long as (1) no Event of Default exists and (2) Trustee, at the direction of the Required Holders, shall have determined that the Liens and security interests provided by the Collateral Documents have not been impaired) the Trustee shall make such condemnation proceeds (less the Trustee’s and the Holders’ reasonable expenses, including attorney’s fees of one (1) external counsel, incurred in collecting the same (“Net Condemnation Proceeds”)) available to the Issuer, which shall contribute the same to the applicable PropCo for the Restoration of the applicable Property; provided, further, however, that if the amount of such Net Condemnation Proceeds exceeds $1,000,000, then Trustee may, but shall not be obligated to, hold and disburse the Net Insurance Proceeds subject to the Issuer’s satisfaction of the Restoration Conditions. The Issuer shall cause the applicable PropCo to promptly commence, and thereafter to diligently prosecute to completion, any such Restoration following any Condemnation. After the Trustee, at the direction of the Required Holders, has determined that the Restoration has been completed, Trustee shall have the right to apply the balance of the Net Condemnation Proceeds in accordance with Section 4.25(d). Nothing contained herein shall prevent the accrual of interest as provided in the Notes on any portion of the Obligations to which the Net Condemnation Proceeds are to be applied until such Net Condemnation Proceeds are actually received by Trustee and so applied to reduce the Obligations.
(d)    In the event that any Net Insurance Proceeds or Net Condemnation Proceeds are to be used for Restoration and the cost for such Restoration exceeds $1,000,000, the Issuer shall (or shall cause the applicable PropCo to) comply with each of the Restoration Conditions. Upon the Trustee’s receipt of a final certificate of occupancy or other evidence of approval of appropriate Governmental Authorities for the use and occupancy of the Improvements and other evidence requested by the Trustee, at the direction of the Required Holders, demonstrating that (i) the Restoration has been completed in accordance with the Restoration Conditions and the other applicable terms of this Indenture, (ii) the costs thereof have been paid in full and (iii) no mechanic’s or similar Liens for are outstanding with respect to the applicable Property, so long as no Event of Default then exists, the Trustee shall pay any remaining Net Insurance Proceeds or Net Condemnation Proceeds (as applicable) to the Issuer; provided, if, as of any applicable date, (A) an Event of Default exists, (B) the Aggregate LTV exceeds the Maximum Aggregate

LTV or (C) the Issuer has failed to diligently prosecute any applicable Restoration in accordance with the Restoration Conditions or any other applicable terms of this Indenture, then, in any such case, the Trustee shall have the right to apply any or all of the remaining Net Proceeds as a redemption of the then outstanding Notes on a pro rata basis in the same manner as is provided in Section 3.1(d).
SECTION 4.26 Care and Use of the Property.
(a)    The Issuer shall cause the PropCos, at their sole cost and expense, to keep the Properties in good order, condition, and repair, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen. The Issuer shall cause the PropCos to abstain from, and to not permit, the commission of waste in or about the Properties and, except as may be specifically permitted under this Section 4.26, shall not remove, demolish, effectuate any Material Alterations or make any Improvements without the prior written consent of Trustee, at the direction of the Required Holders, which shall not be unreasonably withheld or delayed. As used in this Indenture, “Material Alterations” means (i) any Alterations that affect the structural integrity of any Property or that adversely affect any material Technology or (ii) any other Alterations at any Property, the aggregate cost of which exceeds $5,000,000) in any calendar year.
(b)    The Issuer shall cause each PropCo to use, or cause to be used, its Property continuously as and for first-class property of its type and kind as of the Effective Date. The Issuer shall not permit any PropCo to use, or permit the use of, its Property for any other use without the prior written consent of the Trustee, at the direction of the Required Holders.
(c)    The Issuer shall not permit any PropCo to initiate or acquiesce in any change in the zoning classification of and/or restrictive covenants affecting its Property or to seek any variance under existing zoning ordinances applicable to such Property or use or permit the use of the such Property in such a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances or other applicable laws, ordinances, rules or regulations or subject such Property to any restrictive covenants without the prior written consent of the Trustee, at the direction of the Required Holders.
SECTION 4.27 Financial Covenant. Until all of the Obligations have been satisfied, Parent Guarantor shall maintain Liquid Assets of not less than One Hundred Fifty Million Dollars ($150,000,000) (the “Parent Guarantor Financial Covenant”).
SECTION 4.28 Suits and Other Acts to Protect the Property.
(a)    The Issuer covenants and agrees to (and to cause each applicable Obligor Party to) appear in and defend any action or proceeding purporting to affect any Property, any other security afforded by any of the Collateral Documents and/or any interest of the Trustee or any Holder thereunder. The Issuer shall (and shall cause each applicable Obligor Party to) immediately notify Trustee of the commencement, or receipt of notice, of any such action or proceeding or other matter or claim purporting to, or which could, affect any Property, any other security afforded by any of the Collateral Documents and/or the interest of Trustee or any Holder thereunder.
(b)    The Trustee, at the direction of the Required Holders, shall have the right, at the cost and expenses of the Obligor Parties, to institute and maintain such suits and proceedings and to take such other actions as it may deem expedient to preserve or protect any Property, any other security afforded by any of the Note Documents and/or the Trustee’s or any Holder’s interest therein.
SECTION 4.29 Trustee’s Right to Perform Issuer’s Obligations. The Issuer agrees that, if the Issuer fails to perform any act or to pay any amounts that the Issuer is required to perform or pay (or to cause any PropCo to perform or pay) under the Note Documents, then the Trustee, (a) at the direction of the Required Holders, (b) at the cost and expense of the Obligor Parties and (c) in its own name or in the name of any Obligor Party, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay any such amounts.
SECTION 4.30 Liens and Encumbrances. The Issuer shall not (nor shall it permit any Obligor Party to), without the prior written consent of Trustee, at the direction of the Required Holders, create, place or suffer or permit to be created or placed, or through any act or failure to act, allow to remain, any mechanics’, materialmen’s or other Lien against or covering any Property, or any part thereof, in each case other than the Permitted Encumbrances and the Lien for ad valorem taxes on any Property not yet delinquent, regardless of whether any such Lien is expressly or otherwise subordinate to the Lien and security interests created by the Security Instrument, and if any such Lien (other than Permitted Encumbrances) shall attach to or arise with respect to any Property, then the Issuer shall (or shall cause the applicable Obligor Party to) promptly (and in all events within ten (10) Business Days discharge and release the same to the satisfaction of the Trustee, at the direction of the Required Holders). Each Obligor Party shall own all parts of its Property and, except as expressly approved in writing by Trustee, at the direction of the Required Holders, shall not acquire any fixtures, equipment or other property forming a part of such Property pursuant to a lease, license, title retention document or other similar agreement.
SECTION 4.31 Stay, Extension and Usury Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.32 Estoppel Statements.
(a)    Upon the request of the Trustee at the direction of the Required Holders, the Issuer shall (and shall cause each PropCo to), within ten (10) days, furnish to the Trustee a statement, duly acknowledged and certified, setting forth (i) the Aggregate Outstanding Principal Amount, (ii) then current interest rate on each applicable Note in accordance with Section 4.1 and the applicable provisions of such Note, (iii) the date as of which installments of interest and/or principal hereunder were last paid, (iv) any offsets or defenses to the payment of any Obligations claimed by the Issuer, and (v) that the Note, this Indenture, the Security Instrument and the other Note Documents are valid, legal and binding obligations of the applicable Obligor Parties and have not been modified or, if the same have been modified, describing the applicable modifications.
(b)    The Issuer shall deliver to the Trustee promptly following upon the Trustee’s request at the direction of the Required Holders, estoppel certificates from any tenants or other counterparties under any material Property Documents with respect to any Properties, which shall be in form and substance reasonably satisfactory to Trustee, at the direction of the Required Holders; provided, so long as no Event of Default exists, the Issuer shall not be required to deliver any such estoppel certificates more frequently than two (2) times per Property in any calendar year.
SECTION 4.33 Further Assurances. The Issuer shall, at Issuer’s sole cost and expense:
(i)    Furnish (and cause each PropCo to furnish) to the Trustee all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by the Obligor Parties pursuant to the terms of the Note Documents or which are reasonably requested by Trustee in connection therewith;
(ii)    execute and deliver to the Trustee such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral as Trustee, at the direction of the Required Holders, may reasonably require; and
(iii)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Indenture and the other Note Documents, in each case as the Trustee, at the direction of the Required Holders, shall reasonably require from time to time.
SECTION 4.34 Qualifying Appraisal.
The Issuer shall deliver to the Trustee a Qualifying Appraisal setting forth the Fair Market Value of the Properties within forty-five (45) days following (i) Project Completion of each Project and (ii) any date on which the Trustee, at the direction of the Required Holders, requests the same if (A) the Trustee, at the direction of the Required Holders, determines that a material adverse event has occurred with respect to a Property and notifies the Issuer of such determination in writing or (B) an Event of Default then exists; provided, solely with respect to the foregoing clause (ii)(A), the Trustee shall not be permitted to make such a request for a Qualifying Appraisal more than three (3) times for any individual Property during the term of the Notes.
SECTION 4.35 Additional Guarantors.
If any Subsidiary of the Parent Guarantor that is not the Issuer, a Guarantor or Green Plains Shenandoah LLC acquires or otherwise comes into possession of any Material Real Estate Asset following the date of this Indenture, then such Subsidiary shall within two business days of such date of acquisition or possession of such Material Real Estate Asset (i) execute and deliver to the Trustee a supplemental indenture and a notation of Note Guaranty in form reasonably satisfactory to the Trustee and the Required Holders, pursuant to which such Subsidiary shall jointly and severally and unconditionally guarantee, on a pari passu basis with all existing Note Guarantees, all of the Issuer’s Obligations under the Notes and the Indenture on the terms set forth in the Indenture.
SECTION 4.36 Asset Sales.
The Issuer will not, and will not permit any of the Guarantors to, consummate an Asset Sale unless:
(1) the Issuer or Guarantors, as applicable, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (determined, for purposes of this clause (1), by the Issuer or, in the case of any asset(s) valued in excess of $10.0 million, by the Board of Directors of the Guarantor); and
(2) at least 75% of the consideration received in the Asset Sale is in the form of cash.
Within 5 days following the receipt of the Asset Sale Proceeds from any Asset Sale, the Issuer shall apply all of such Asset Sale Proceeds to redeem in cash (an “Asset Sale Redemption”) all or a portion of the Notes at a Redemption Price of 100% of the outstanding principal amount of the Notes (plus accrued and unpaid interest to, but not including, the date of redemption) in accordance with the procedures set forth in Section 3.1(c), (d) and (e).
SECTION 4.37 Post-Closing Deliverables. The Issuer and each Guarantor hereby agree to deliver, or cause to be delivered, to the Trustee and the Holders, in form satisfactory to the Trustee and the Holders, (i) each of the Supplemental Mortgages and related UCC-1 filing statements, within three (3) weeks of the date of this Indenture, and (ii) each of the documents, or perform each of the actions, specified in any of the Transaction Documents, on or before the dates specified with respect to such items.

Article V

PROPERTY RELEASES AND SUBSTITUTIONS
SECTION 5.1 [Reserved].
SECTION 5.2 Additional Properties; Release and Substitution of Properties.
(a)    Subject to the terms of this Section 5.2(a) and provided that no Event of Default then exists, the Issuer shall have a one-time option to add a Qualified Additional Property to the Collateral (the “Additional Property Option”). The Additional Property Option may be exercised (i) in order to cure an Excess LTV Event in accordance with Section 4.14 or (ii) otherwise in the Issuer’s discretion and, in each case, upon not less than sixty (60) days’ prior written notice to the Trustee (an “Additional Property Notice”), which Additional Property Notice shall identify the Issuer’s proposed date on which the applicable Qualified Additional Property shall be added to the Collateral (the “Additional Property Date”). The Issuer’s right to exercise the Additional Property Option shall be subject to the following terms and conditions (the “Additional Property Conditions”):
(1)    The property that the Issuer proposes to add to the Collateral pursuant to this Section 5.2 (the “Proposed Additional Property”) shall be a real property (i) having substantially comparable real estate characteristics to the then existing Properties and (ii) that has been owned in fee simple by a Subsidiary of the Guarantor for not less than twelve (12) months and are used throughout such period as an ethanol production and refining facility in the ordinary course of the Guarantor’s business;
(2)    Not more than fifteen (15) Business Days prior to the Additional Property Date, the Issuer shall deliver (or cause to be delivered) the following with respect to such Proposed Additional Property:
(i)    a Qualifying Appraisal with respect to such Proposed Additional Property dated not more than one hundred twenty (120) days prior to such date of delivery; provided, if the Issuer is exercising the applicable Additional Property Option in order to cure an Excess LTV Event in accordance with Section 4.14, then the Issuer shall deliver (or cause to be delivered) such Qualifying Appraisal concurrently with the delivery of the applicable Additional Property Notice;
(ii)    a current Phase I environmental site assessment prepared consistent with ASTM Standard E1527 (or any successor thereto promulgated by ASTM International) (the “ASTM Standard”), which Phase I environmental site assessment shall be dated within ninety (90) days of such date of delivery and not identify any “recognized environmental conditions” that require further investigation or remediation;
(iii)    a property condition report evidencing that such Proposed Additional Property and its then current use comply in all material respects with all applicable laws and that such Proposed Additional Property is in good condition and repair and free of any damage or waste;
(iv)    evidence that the Additional Property Owner maintains each of the Policies for such Proposed Additional Property in accordance with the requirements herein;
(3)    the Issuer shall deliver (or cause to be delivered) the following with respect to any Proposed Additional Property:
(i)    on the Additional Property Date, (A) a mortgage, deed of trust or deed to secure debt (as applicable) in the form and substance of the Security Instrument, with such changes thereto as may be requested by the Trustee, at the direction of the Required Holders, or its local counsel, granting the Trustee, for the benefit of the Holders, a first-priority perfected Lien on and security interest in such Proposed Additional Property (an “Additional Security Instrument”), (B) if required in the applicable jurisdiction in which such Proposed Additional Property is located (1) to perfect a security interest in leases or rents, an assignment of leases and rents, granting to the Trustee, for the benefit of the Holders, a first-priority perfected Lien on and security interest in the leases and rents with respect to such Proposed Additional Property and (2) a UCC-1 fixture filing with respect to any fixtures at such Proposed Additional Property (an “Additional UCC-1 Filing”), (C) an environmental indemnity agreement in the form and substance of the Environmental Indemnity Agreement executed by the Parent Guarantor and the Obligor Parties as of the Issuance Date (an “Additional Environmental Indemnity Agreement”), (D) a pledge of one hundred percent of the limited liability company interests in the applicable Additional Property Owner, in the form and substance of the Pledge Agreements (an “Additional Pledge Agreement”), (E) an assignment of contracts in the form and substance of the Assignment of Contracts executed by the Obligor Parties as of the Issuance Date (an “Additional Assignment of Contracts”), (F) a UCC-1 financing statement with respect to the Personal Property owned by the applicable Additional Property Owner, (G) an opinion with respect to the due execution, authorization and delivery of each of the foregoing, the enforceability thereof and the creation and perfection of the applicable Liens and security interests and (H) such additional Collateral Documents as the Trustee or any Holder may reasonably require (collectively, “Additional Property Collateral Documents”);
(ii)    within ten (10) Business Days prior to the Additional Property Date, (A) all organizational documents of the proposed owner of such Additional Property, which shall contain an election by such owner to opt in to Article 8 of the UCC in the same form and substance as the applicable provisions of the limited liability company agreements of the PropCos as of the Issuance Date (an “Additional Property Owner”) and (B) authorizing resolutions of such Additional Property Owner in form and substance reasonably satisfactory to the Trustee, at the direction of the Required Holders;
(iii)    (A) concurrently with the applicable Additional Property Notice, (1) a preliminary title report issued by the Title Company, (2) an ALTA Survey that is sufficient to enable the Title Company to omit the standard survey exception on the Title Policy with respect to such Proposed Additional Property, (3) a zoning report that is sufficient for the Title Company to issue a zoning endorsement on such Title Policy (to the extent that a zoning endorsement is available in the applicable jurisdiction) and stating that such Proposed Additional Property is in compliance with all applicable zoning, subdivision and building laws and (B) on the Additional Property Date, a final Title Policy with no exceptions for any Liens other than Permitted Encumbrances, signed and sealed version of such ALTA survey and final zoning report, in each case, issued to or certified to (as applicable) the Trustee and its successors and assigns and in form and substance satisfactory to the Trustee, at the direction of the Required Holders;
(iv)    annual operating statements, balance sheets and other financial statements setting forth the Property Metrics for such Potential Additional Property, in each case, for the current calendar quarter and year, the most recent calendar year and the immediately preceding three (3) calendar years; and
(4)    on the applicable Additional Property Date, the Issuer shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees of one (1) external counsel) of the Trustee and Holders in connection with the applicable Additional Property Option.
(b)    Commencing on the date following the Project Completion of the Obion Project, and continuing thereafter until the occurrence of an Event of Default, and subject to the terms of this Section 5.2(b), the Issuer shall have a one-time option (solely with respect to the Mt. Vernon Property) to (A) have such Mt. Vernon Property released from the Lien of the Security Instrument (the “Mt. Vernon Release Option”) or (B) to have such Mt. Vernon Property released from the Lien of the Security Instrument and to simultaneously substitute such Mt. Vernon Property for a Qualified Additional Property (the “Mt. Vernon Substitution Option”). The Issuer shall exercise the Mt. Vernon Release Option or the Mt. Vernon Substitution Option upon not less than sixty (60) days’ prior written notice to the Trustee (a “Mt. Vernon Release/Substitution Notice”), which Mt. Vernon Release/Substitution Notice shall identify the Issuer’s proposed date on which the Mt. Vernon Property shall be released from the Lien of the Security and, if applicable, simultaneously substituted with a Qualified Additional Property (the “Mt. Vernon Release/Substitution Date”). The Issuer’s right to exercise the Mt. Vernon Release Option or the Mt. Vernon Substitution Option shall be subject to the (1) in the case of the Mt. Vernon Substitution Option, the satisfaction of each of the Additional Property Conditions with respect to the applicable Qualified Additional Property and (2) each of the following additional terms and conditions (the “Mt. Vernon Release/Substitution Conditions”):
(1)    as of the Mt. Vernon Release/Substitution Date (after giving effect to the applicable Mt. Vernon Release Option or Mt. Vernon Substitution Option), the Aggregate LTV shall be less than or equal to the Maximum Aggregate LTV;
(2)    in the case of a Mt. Vernon Substitution Option: (I) the Issuer shall deliver (or cause to be delivered) a Qualifying Appraisal with respect to the Mt. Vernon Property in addition to the Qualifying Appraisal delivered pursuant to Section 5.2(a) with respect to the Qualified Additional Property and (II) the appraised value for the applicable Qualified Additional Property shall be equal to or greater than the appraised value for the Mt. Vernon Property, in each case, as set forth in such Qualifying Appraisals; and
(3)    in the case of a Mt. Vernon Release Option, the Issuer shall pay (or cause to be paid) to the Trustee, for the benefit of the Holders, by wire transfer of immediately available funds, (I) an amount equal to one hundred twenty percent (120%) of the Allocated Principal Amount of the Mt. Vernon Property and (II) all reasonable out-of-pocket costs and expenses incurred by the Trustee and/or the Holders in connection with the Mt. Vernon Release Option.
Article VI

DEFAULTS AND REMEDIES
SECTION 6.1 Events of Default.
Each of the following shall constitute an “Event of Default”:
(1)    any failure to pay (i) the Principal Amount of any Note (whether on the Maturity Date, upon redemption or otherwise), (ii) any Applicable Premium or (iii) any interest upon any Note within five (5) Business Days after such amount becomes due and payable under this Indenture and/or any Note (except that such grace period shall not apply to the payments due on the Maturity Date);
(2)    any failure to pay any Taxes or Other Charges prior to delinquency (to the extent that, with respect to such Other Charges, such failure shall result in the imposition of a Lien on any Property);
(3)    any failure to obtain and maintain (or cause to be obtained and maintained) any Policies in accordance with the terms of this Indenture;
(4)    any Transfer that occurs without the prior written consent of the Trustee, at the direction of the Required Holders, in violation of the terms of this Indenture;
(5)    any Guaranty shall be held in a judicial proceeding to be unenforceable or invalid, or any Person acting on behalf of a Guarantor shall deny or disaffirm its obligations under the applicable Guaranty;
(6)    any representation or warranty made by any Obligor Party in any Note Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Trustee or any Holder shall have been false or misleading in any material respect as of the date such representation or warranty was made;
(7)    any breach of a covenant contained in Section 4.23;

(8)    any default by any PropCo or any Affiliate thereof under any Senior Facility Documents occurs that continues beyond any applicable notice and cure periods therein;
(9)    with respect to any term, covenant or provision set forth herein that specifically contains a notice requirement or grace period, any default by the Issuer or a Guarantor with respect to such term, covenant or condition after the giving of such notice or the expiration of such grace period;
(10)    any default shall occur under any of the other Note Documents that continues beyond any notice and/or grace period set forth therein;
(11)    any default in the performance, or breach, of (i) any covenant or agreement of the Issuer or any Guarantor in this Indenture (other than (x) a covenant or agreement a default in whose performance or whose breach is specifically enumerated in the foregoing clauses (1) through (10) or clauses 12 through 15 of this Section 6.1 or (y) Section 4.3), and the continuance of such default or breach for a period of thirty (30) days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least twenty-five percent (25%) of the Aggregate Principal Amount of the then outstanding Notes or (ii) Section 4.3 and the continuance of such default or breach for a period of fifteen (15) days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least twenty-five percent (25%) of the Aggregate Principal Amount of the then outstanding Notes;
(12)    failure by the Issuer or any of its Subsidiaries (including any PropCo) to pay any final and non-appealable judgment in excess of one million dollars ($1,000,000), which judgment is not paid, discharged, vacated or stayed for a period of sixty (60) days;
(13)    the Issuer, any Subsidiary thereof (including any Obligor Party) or any Guarantor pursuant to or under or within the meaning of any Bankruptcy Law:
(a)    commences a voluntary case or proceeding;
(b)    consents to the entry of an order for relief against it in an involuntary case or proceeding;
(c)    consents to the appointment of a Custodian of it or for all or substantially all of its property;
(d)    makes a general assignment for the benefit of its creditors;
(e)    admits, in writing, its inability generally to pay its debts as they become due; or
(f)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Issuer or any such Subsidiary or any Guarantor, in an involuntary case or proceeding;
(ii)    appoints a Custodian of the Issuer or any such Subsidiary or any Guarantor or for all or substantially all of the property of the Issuer or any such Subsidiary or any Guarantor; or
(iii)    orders the liquidation of the Issuer or any such Subsidiary or any Guarantor;
and the applicable order or decree remains unstayed and in effect for thirty (30) days;
(14)    Parent Guarantor fails to satisfy the Parent Guarantor Financial Covenant; provided, to the extent that such failure results from Parent Guarantor owning cash that is treated as “restricted” under GAAP in an amount that exceeds the Restricted Cash Limitation, such failure shall not constitute an “Event of Default” if the Parent Guarantor cures such failure within ten (10) Business Days; or
(15)    a Senior Facility Default occurs.
SECTION 6.2 Acceleration.
(a)    If an Event of Default occurs, then the Trustee, at the direction of the Holders of at least twenty-five percent (25%) of the Aggregate Principal Amount of the then outstanding Notes may declare the Aggregate Outstanding Principal Amount, any Applicable Premium and any accrued and unpaid interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if such notice is given by Holders as aforesaid); provided, after any such acceleration, but before any judgment or decree based on acceleration is issued, the Holders of a majority in Aggregate Principal Amount of the outstanding Notes may (but shall have no obligation to) rescind and annul such acceleration if (i) all Events of Default, other than the nonpayment of the accelerated Aggregate Principal Amount or applicable portion thereof or interest on such Notes, have been cured or waived as provided in this Indenture and (ii) such rescission or annulment would not conflict with any decree of judgment of a court of competent jurisdiction.
(b)    If an Event of Default specified in clause (13) of Section 6.1 occurs, the Aggregate Outstanding Principal Amount, together with any Applicable Premium with respect thereto and any accrued and unpaid interest on the Notes then outstanding shall ipso facto become immediately due and payable without the requirement for any declaration or other act on the part of the Trustee or any Holder.
(c)    Without limiting the generality of the foregoing, it is understood and agreed that in the event of an acceleration of the Obligations as a result of an Event of Default, the Applicable Premium shall be due and payable as though the Issuer had voluntarily redeemed the Notes on the date of such acceleration and such Applicable Premium shall in such case constitute a part of the Obligations in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. If the Applicable Premium becomes due and payable, it shall be deemed to be part of the Principal Amount of the applicable Notes, and interest shall accrue on the full Principal Amount of such Notes (including the Applicable Premium) from and after such acceleration date. Any Applicable Premium payable pursuant to this clause (c) shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Notes and the Issuer agrees that the same is reasonable under the circumstances presently existing.
SECTION 6.3 Other Remedies.
(a)    If an Event of Default occurs, the Trustee, at the direction of the Required Holders, may pursue any available remedy at law, in equity or under the Note Documents to collect the payment of the Aggregate Outstanding Principal Amount, any Applicable Premium and/or any accrued and unpaid interest on the Notes and/or to enforce the performance of any term, provision or obligation of or set forth in the Notes, this Indenture or any of the other Note Documents.
(b)    The Trustee, at the direction of the Required Holders, may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair such right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative.
SECTION 6.4 Control by Majority.
The Required Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, (a) the Trustee may refuse to follow any direction (i) that conflicts with law, this Indenture or any of the other Note Documents or any Intercreditor Agreement, (ii) that the Trustee determines may be unduly prejudicial to the rights of other Holders or (iii) that may involve the Trustee in personal liability, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.5 Limitation on Suits.
No Holder of any Note shall have any right to institute any proceeding with respect to this Indenture unless:
(a)    such Holder has previously given the Trustee written notice of a continuing Event of Default;
(b)    the Holders of at least twenty-five percent (25%) of the Aggregate Principal Amount of the then outstanding Notes shall have in writing requested the Trustee to institute such proceeding;

(c)    such Holders shall have offered the Trustee security or indemnity reasonably satisfactory to the Trustee in respect of any actual losses, costs, expenses or liabilities of the Trustee; and
(d)    the Trustee shall not have received from the Required Holders a written direction inconsistent with such request and shall have failed to institute such proceeding within sixty (60) days.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.6 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the Principal Amount, any Applicable Premium and interest on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.7 Collection Suit by Trustee. If an Event of Default occurs, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of the Aggregate Principal Amount, Applicable Premium and interest remaining unpaid on or with respect to the Notes and interest on overdue principal and such further amount as shall be sufficient to cover all costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee (including without limitation any amounts due to the Trustee pursuant to Section 7.7), its agents and counsel.
SECTION 6.8 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including any Guarantor), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or securities or other property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.9 Priorities
(a)    Any money or property collected by the Trustee pursuant to this Article VI and any money or other property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
(i)    First, to the Trustee or its agents and attorneys for amounts due under Section 7.7, including payment of all reasonable compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
(ii)    Second, to any Holder or its agents and attorneys for amounts that are expressly reimbursable to such Holder in accordance with an express provision of this Indenture;
(iii)    Third, to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively;
(iv)    Fourth, without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and
(v)    Fifth, to the Issuer or to such party as a court of competent jurisdiction shall direct.
(b)    The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.9.
SECTION 6.10 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% of the Aggregate Principal Amount of the then outstanding Notes.
Article VII

TRUSTEE
SECTION 7.1 Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of clauses (b) or (e) of this Section 7.1;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it in accordance with the terms hereof.
(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee, as applicable, security and indemnity satisfactory to it against any loss, liability or expense.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f)    The Trustee will be permitted to engage in other transactions; provided, if it acquires any conflicting interest it must eliminate such conflict within ninety (90) days or resign.
(g)    The Trustee agrees to accept and act upon facsimile or electronic transmission of manually-signed documents (including portable document format) hereunder.
SECTION 7.2 Rights of Trustee
(a)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on (i) any document believed by it to be genuine and to have been signed or presented by the proper Person and/or (ii) any direction given by the Required Holders, or the direction of any other Holder having authority to give such direction, under an express provision of this Indenture. The Trustee need not investigate any fact or matter stated in any such document or such direction.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate and a Board Resolution delivered to the Trustee. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or any Guarantor shall be sufficient if signed by an Officer of the Issuer or Guarantors.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have authority to give such direction under an express provision of this Indenture and have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall have reasonable access after reasonable notice during normal business hours to the books, records and premises of the Issuer or any Guarantor, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(h)    The rights, privileges, protections and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.
(i)    The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.
(j)    In the event that the Trustee (in such capacity or in any other capacity hereunder) is unable to decide between alternative courses of action permitted or required by the terms of this Indenture, or in the event that the Trustee is unsure as to the application of any provision of this Indenture, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Indenture permits any determination by or the exercise of discretion on the part of the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instructions received from the Required Holders, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within ten (10) days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the interests of the Holders and the Trustee shall have no liability to any Person for such action or inaction.
SECTION 7.3 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.
SECTION 7.4 Trustee’s Disclaimer
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein, any statement in the Notes, or any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes. The Trustee shall not be responsible for calculating the Applicable Premium or determining whether such amounts are due.
SECTION 7.5 Notice of Defaults
If a Default or an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs, or if discovered after such 90 day period, promptly after the Trustee learns of such Default or Event of Default (unless such Default or Event of Default shall have been cured or waived). Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.
The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default (other than a Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes) unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof at its address set forth in Section 12.2 from the Issuer, Guarantor or Holders of 25% in aggregate principal amount of the then outstanding Notes specifying the occurrence and nature thereof and stating that such notice is a notice of default.
SECTION 7.6 [Intentionally Omitted]
SECTION 7.7 Compensation and Indemnity
The Issuer shall pay to the Trustee from time to time compensation as shall be agreed to in writing by the Issuer and the Trustee for its acceptance of this Indenture and services hereunder (it being hereby agreed that the compensation set forth in any fee letter between the Issuer and the Trustee shall be deemed to be reasonable). The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements, fees and expenses of the Trustee’s agents and counsel.
The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, agents and employees) against any and all claims, damages, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one such counsel. The Issuer and each Guarantor need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.
The obligations of the Issuer and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge or termination for any reason of this Indenture, including any termination or rejection hereof under any Bankruptcy Law, or the resignation or removal of the Trustee.
To secure the Issuer’s and each Guarantor’s obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.
In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) of the first paragraph of Section 6.1 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
“Trustee” for the purposes of this Section 7.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.8 Replacement of Trustee
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.
The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.10;
(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a Custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.
If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six (6) months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under and the Lien provided for in Section 7.7 shall continue for the benefit of the retiring Trustee.
SECTION 7.9 Successor Trustee by Merger, Etc.
Any entity into which the Trustee or any Agent may be merged or converted or with which the Trustee or any Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or any Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee or any Agent, shall be the successor of the Trustee or any Agent hereunder, as applicable, provided such entity shall be otherwise qualified and eligible under this Article VII, to the extent operative, without the execution or filing of any document or further act on the part of any of the parties hereto. In the case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
SECTION 7.10 Eligibility; Disqualification
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power and that is subject to supervision or examination by federal or state authorities. The Trustee shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.
This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.
SECTION 7.11 Preferential Collection of Claims Against the Issuer
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.12 Trustee’s Application for Instructions from the Issuer
Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty (20) Business Days after the date any Officer of the Issuer actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13 Limitation of Liability
In no event shall the Trustee, Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, Paying Agent or Registrar or in any other capacity hereunder, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The Trustee, the Paying Agent and the Registrar shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authority and governmental action. The provisions of this Section 7.13 shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee, the Paying Agent or the Registrar.
Article VIII
CERTAIN INDEMNIFIED MATTERS
    Without limiting any term or provision of Article VI, the Issuer indemnifies, defends and holds harmless the Trustee and each Holder from and against all losses, costs, expenses, damages, claims or other obligations (including, without limitation, reasonable attorneys’ fees and court costs) (collectively, “Losses”) incurred or suffered by the Trustee or any such Holder arising out of or in connection with any of the following (collectively, the “Indemnified Matters”):
(i)    fraud or intentional misrepresentation by any Obligor Party or Guarantor in connection with the Transaction;
(ii)    the gross negligence or willful misconduct of any Obligor Party or Guarantor;
(iii)    material physical waste of any Property by any Obligor Party or Guarantor;
(iv)    the removal or disposal of any portion of any Property after an Event of Default by any Obligor Party or Guarantor;
(v)    the misappropriation, misapplication or conversion by any Obligor Party or Guarantor of (A) any Net Proceeds or Asset Sale Proceeds, (C) any Rents following an Event of Default, or (D) any Rents paid more than one month in advance;
(vi)    failure by any Obligor Party or Guarantor to pay charges for labor or materials or other charges or judgments that can create Liens on any portion of any Property (including, without limitation, in connection with any Project);

(vii)    any Adverse Environmental Condition or Disclosed Environmental Matter;
(viii)    the breach of the representation by any Obligor Party that on the Effective Date, all Improvements at the related Property were in material compliance with applicable laws; or
(ix)    if any Guarantor, any Obligor Party or any Affiliate of the Guarantors or any Obligor Party contests, impedes, delays or opposes the exercise by the Trustee of any enforcement actions, remedies or other rights it has under or in connection with this Indenture or the other Note Documents; provided that neither the Issuer nor Guarantor shall be liable to the extent of any applicable loss, damage, cost, expense, liability, claim or other obligation arising solely from a defense of an Obligor Party, Guarantor or any Affiliate of an Obligor Party or the Guarantors raised in good faith.
Article IX

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.1 Without the Consent of the Holders.
Notwithstanding the provisions of Section 9.2, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement any Note Documents to:
(1)    cure any ambiguity, defect, omission, mistake, or inconsistency or to make any modification of a formal, minor or technical nature;
(2)    comply with the covenant relating to consolidations, amalgamations, mergers, conveyances, transfers and leases;
(3)    add to the covenants of the Issuer or Guarantors for the benefit of the Holders, or surrender any right or power herein conferred upon the Issuer or Guarantors;
(4)    add additional Events of Default or Indemnified Matters;
(5)    provide for or facilitate the issuance of uncertificated Notes in addition to or in place of any certificated Notes;
(6)    evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee;
(7)    add Guarantors with respect to any Notes;
(8)    make any change that would provide any additional rights or benefits to the Holders;

(9)    make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes or to comply with the rules of any applicable securities depository; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment would not materially and adversely affect the rights of Holders to transfer Notes; or
(10)    in the event that PIK Notes are issued in certificated form, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.
SECTION 9.2 With the Consent of the Holders.
Except as provided in this Section 9.2, the Note Documents may be amended or supplemented with the consent of Issuer and the Holders of at least a majority in Aggregate Outstanding Principal Amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or compliance with any provision of the Note Documents may be waived with the consent of the Holders of at least a majority in Aggregate Outstanding Principal Amount (including consents obtained in connection with purchase of, or tender offer or exchange offer for, the Notes); provided, without the consent of each Holder of the applicable Notes affected thereby, any such amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
(1)    change the Maturity Date or the Principal Amount of, or any installment of interest on, any Note;
(2)    reduce the Principal Amount of, or interest rate with respect to, or premium payable on, any Note;
(3)    change the place of payment where, or the currency in which, the Principal Amount of, or interest or premium (if any), on any Note is payable or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date;
(4)    change the date on which any Note may be subject to redemption or reduce the applicable Redemption Price ;
(5)    reduce the percentage of the Aggregate Outstanding Principal Amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(6)    subordinate, in right of payment, the Notes to any other Indebtedness of any Obligor Party or any of other Person;

(7)    waive a Default or Event of Default in the payment of the Principal Amount of, premium (if any), or interest on the Notes (except a rescission of acceleration of the Notes and the consequences thereof by the Holders of at least a majority in Aggregate Outstanding Principal Amount of Notes and a waiver of the payment default that resulted from such acceleration);
(8)    waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or Section 4.14);
(9)    make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Notes to receive payments of the Principal Amount, premium, if any, and interest on the Notes when due and payable; or
(10)    make any change in the preceding amendment and waiver provisions.
Notwithstanding anything to the contrary herein, any amendment or supplement to, or waiver of, the provisions of the Note Documents that has the effect of releasing a Guarantor from any of its obligations under the Note Guaranty or any Note Documents to which it is a party, except in accordance with the terms of this Indenture, shall, in each case, require the consent of the Holders of at least 66 2/3% in Aggregate Outstanding Principal Amount.
The consent of the Holders shall not be required under this Section 9.2 with respect to any approval by the Trustee of the particular form of any proposed amendment, modification or supplement of or to any Note Document, the Parties hereby agreeing that it shall be sufficient if any such consent approves the substance of the proposed amendment, modification or supplement (as applicable). A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.
Neither any amendment to, or deletion of any of the covenants described in Article IV nor any action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holder of Notes to receive any payment of any Principal Amount of, or premium, if any, or interest on, the Notes or to institute a suit for the enforcement of any payment on or with respect to such Holder’s Notes.
SECTION 9.3 Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note constitutes a continuing consent by the Holder and every subsequent Holder of such Note or any portion of such Note that evidences the same debt as the consenting Holder’s Note, even if notation of such consent is not made on such Note. However, any such Holder or subsequent Holder may revoke any such consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled consent to any amendment, supplement or waiver. If the Issuer fixes any such record date, (i) such record date shall be fixed at (A) the later of thirty (30) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 or (B) such other date as the Issuer shall designate and (ii) those Persons who were Holders as of such record date, and only such Persons, shall be entitled to consent to such amendment, supplement or waiver. No such consent shall be valid or effective for more than one hundred twenty (120) days after such record date unless the requisite number of Holders otherwise agrees in writing.
SECTION 9.4 Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
After any amendment, supplement or waiver under this Article IX becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment, supplement or waiver; provided, however, that the failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver (as applicable).
SECTION 9.5 Payment for Consent
No Obligor Party shall, nor shall any Obligor Party permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the other Note Documents unless and until such consideration is offered to all Holders and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment (as applicable); provided, if any such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are “qualified institutional buyers,” within the meaning of Rule 144A, or non-U.S. persons, within the meaning of Regulation S then any such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.
SECTION 9.6 Trustee to Sign Amendments, Etc.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article.

Article X

COLLATERAL
SECTION 10.1 Collateral.
(a)    The due and punctual payment and performance of the Obligations when and as the same shall be due and payable, whether on an Interest Payment Date, on the Maturity Date, by acceleration, redemption or otherwise, shall be secured by the Collateral Documents and by first-priority Liens and security interests, subject to Permitted Encumbrances, as provided therein. The Obligor Parties hereby agree that the Trustee shall hold the Collateral in trust for the benefit of all of the Holders, in each case pursuant to the terms of the Collateral Documents and any Intercreditor Agreement, and the Trustee is hereby authorized to execute and deliver the Collateral Documents to which it is a party.
(b)    Each Holder, by its acceptance of a Note and the Note Guaranty, (i) consents and agrees to the terms of the Collateral Documents (including, without limitation, any provisions thereof providing for foreclosure), as the same may be in effect or may be amended from time to time in accordance with their respective terms, (ii) authorizes and directs the Collateral Agent to perform its obligations and exercise its rights and remedies under such Collateral Documents in accordance with the terms hereof and (iii) acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all of the Holders.
SECTION 10.2 Suits To Protect the Collateral.
(a)    Subject to the provisions of Article 7, the Collateral Documents and any Intercreditor Agreement, the Trustee, without the consent of the Holders, on behalf of the Holders, may take all actions it determines in order to:
(i)    enforce any of the terms of the Collateral Documents; and
(ii)    collect and receive any and all amounts payable in respect of the Obligations.
(b)    Subject to the provisions of the Collateral Documents and any Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or the other Note Documents, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral; provided, nothing in this Section 10.2 shall be considered to impose upon the Trustee any such duty or obligation to take any such action.
(c)    The Trustee is authorized to receive for the benefit of the Holders any funds distributed by the Obligor Parties under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 10.3 Collateral Account. Prior to the Effective Date, the Trustee shall have established one or more segregated trust accounts, which shall at all times hereafter until this Indenture shall have terminated, be maintained with, and under the sole control of, the Trustee and which shall be established and maintained by the Trustee at one of its corporate trust offices (which may include the New York corporate trust office) and all Collateral shall be credited thereto (such accounts, individually and/or collectively, as the context may require, the “Collateral Account”). All cash and cash equivalents received by the Trustee from dispositions of Collateral, Liquidation Events, foreclosures on or sales of Collateral following an Event of Default or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, shall be deposited in the Collateral Account to the extent required by this Indenture, the Collateral Documents or any Intercreditor Agreement, and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Indenture (including, without limitation, Section 3.2, Section 4.25 and Section 6.9). In connection with any and all deposits to be made into the Collateral Account under this Indenture, the Trustee shall receive an Officers’ Certificate directing the Trustee to make such deposit.
SECTION 10.4 Disbursement Account. Prior to the Effective Date, the Trustee shall have established a segregated trust account, which shall at all times hereafter until this Indenture shall have terminated, be maintained with, and under the sole control of, the Trustee and which shall be established and maintained by the Trustee at one of its corporate trust offices (which may include the New York corporate trust office) for the purpose of holding the balance of the Note Proceeds remaining following the initial payments of Note Proceeds pursuant to Section 4.2(b)(i) (such account, the “Disbursement Account”). From and after the Effective Date, the Trustee (a) shall hold all such Note Proceeds in the Disbursement Account and (b) from time to time upon its receipt of a Disbursement Request, shall disburse such Note Proceeds in accordance with (and subject to) Section 4.3(g) and the other applicable terms and conditions set forth in this Indenture.
Pending the distribution of funds in the Disbursement Account in accordance with the provisions hereof and provided that no Event of Default shall exist, the Issuer may direct the Trustee to invest such funds in cash equivalents specified in such direction, such investments to mature by the times such funds are needed hereunder and such direction to certify that such funds constitute cash equivalents and that no Event of Default shall exist. So long as no Event of Default shall exist, the Issuer may direct the Trustee to sell, liquidate or cause the redemption of any such investments and to transmit the proceeds thereof to the Issuer or its designee, in each case, to the extent permitted under this Indenture, such direction to certify that no Event of Default shall exist. Any gain or income on any investment of funds in the Disbursement Account shall be credited to the Disbursement Account. The Trustee shall have no liability for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof made in accordance with the provisions of this Section 10.4.
SECTION 10.5 Obion Soy Project. So long as no Event of Default exists, Obion PropCo shall have the right, subject to the terms and conditions of this Section 10.5 (the “Excess Land Option”) to (i) either (a) sell for fair market value the fee simple title to a portion of the vacant, undeveloped land comprising a portion of the Obion Property that is not currently being actively used by Obion PropCo, the precise delineation of which shall be determined following the Effective Date (the “Excess Land”) or (b) transfer for fair market value such Excess Land to an entity to be owned in joint venture by Obion PropCo or an Affiliate and a third party investor therein (a “JV”), in each case for the purpose of constructing a soy processing facility by one or more Persons, which may include Affiliates of Obion PropCo and (ii) enter into agreements for access and utilization of certain of its infrastructure, including, without limitation, rail, scales, roads and similar items for use by the soy processing facility (such agreements, the “Soy REA Documents” and the foregoing, collectively, the “Soy Project”). Following any such sale or transfer pursuant to the foregoing clauses (a) or (b), the Issuer shall cause Obion PropCo to promptly distribute to the Issuer the cash proceeds of such sale or transfer (which shall be equal to such fair market value of the Excess Land or, in the event that Obion PropCo enters into a JV, its pro rata share thereof in accordance with its percentage equity interest in such JV), and, following such distribution, (A) the Issuer shall deliver the portion of such proceeds that exceeds Five Million Dollars ($5,000,000) (if applicable) to the Trustee, which amount shall be applied as a redemption of the then outstanding Notes on a pro rata basis in the same manner as is provided in Section 3.1(d) and (B) the Issuer shall hold the portion of such proceeds that does not exceed Five Million Dollars ($5,000,000) for the payment of interest on the Notes as the same shall become due and payable hereunder; provided, however that no Applicable Premium shall be due or payable in connection with such redemption. The Excess Land Option shall be subject to the following terms and conditions:
(a)    The Excess Land shall not include any land if the inclusion of such land or the development thereof in connection with the Soy Project would (i) block or impede in any material respect ingress to or egress from the Obion Property as the same exist as of the Effective Date; or (ii) cause the Obion Property or any portion thereof to violate any Applicable Laws;
(b)    The Issuer shall use commercially reasonable efforts to cause a surveyor to complete a survey of such Excess Land and deliver a copy of such survey to the Trustee;
(c)    From and after the date that the applicable Excess Land has been determined by the Issuer, the Issuer shall use diligent efforts to take the following actions with respect to the Obion Property: (i) create a separate tax lot for the Excess Land (it being agreed that the Issuer shall cause such separate tax lot to be created prior to any sale or development of such Excess Land); (ii) enter into the Soy REA Documents and any other easements, reciprocal easements or other agreements reasonably required to establish unilateral or reciprocal ingress, egress, access, utilities, drainage, stormwater, construction and similar easements which may be reasonably required to separate the Excess Land from the remainder of the Obion Property or to provide each of the Excess Land and such remainder of the Obion Property with separate ingress, egress and utilities.
(d)    The Issuer shall present the terms of the Soy Project to the Trustee, in reasonable detail, and at the direction of the Required Holders, Trustee shall not unreasonably withhold or delay consent for any and all action necessary for Obion PropCo or its Affiliates to facilitate the Soy Project consistent with the actions described herein, including, without limitation, the release of the Lien of the Obion Security Instrument as to such Excess Land and the approval of any applicable Affiliate agreements, the terms of which shall be commercially reasonable and on an arms’-length basis;
(e)    The Issuer shall pay (or cause the applicable Obion PropCo to pay) all reasonable out-of-pocket costs and expenses incurred by the Trustee (including, without limitation, reasonable fees of one (1) external counsel) in connection with the exercise of any such Excess Land Option; and
(f)    No Note Proceeds shall be used by the Obion PropCo or otherwise for the Soy Project (including, in the event that the Obion PropCo enters into a JV, for any payments of any nature due or owing at any time pursuant to the terms of such JV or any amendment thereof or document related thereto).
Article XI

NOTE GUARANTY
SECTION 11.1 Note Guaranty.
(a)    Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder and to the Trustee on behalf of such Holder, that: (i) the principal of (including all PIK Amounts) and premium, if any, and interest on the Notes (including any interest on any overdue principal of and interest on the Notes at the Default Rate) shall be paid in full when due, whether on the Maturity Date, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), and all other Obligations of the Issuer shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether on the Maturity Date, by acceleration or otherwise. The Note Guaranty of each Guarantor shall be a Guaranty of payment and not of collection.
(b)    Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the other Note Documents or any of the Obligations, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
(c)    Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guaranty shall not be discharged as to any

Note except by the complete payment and performance of the Obligations. Each Guarantor hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on any Note, whether on the Maturity Date, by acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee, at the direction of the Required Holders, on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce the Note Guaranty without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, upon the occurrence of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate any Obligations, to collect interest on any of the Notes, or to enforce or exercise any other right or remedy with respect thereto or to any of the Note Documents, Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
(d)    Each Guarantor also agrees to pay any and all out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.1.
(e)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or Guarantors, any amount paid by any of them to the Trustee or any Holder, the Note or the Guaranty of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This clause (e) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This clause (e) shall survive the termination of this Indenture.
(f)    Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations may be accelerated in accordance with Article VI for the purposes of such Guarantor’s Note Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations, and (ii) in the event of any acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Note Guaranty.
(g)    Each Note Guaranty shall remain in full force and effect and continue to be effective notwithstanding: (i) the filing of any petition by or against the any Obligor Party for liquidation or reorganization, (ii) the insolvency of any Obligor Party, any assignment by any Obligor Party for the benefit of its creditors or the appointment of a receiver or trustee for all or any significant part of any Obligor Party’s assets, and each Note Guaranty shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or are otherwise required to be restored or returned by any obligee on the Notes or the Note Guaranty, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any portion thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(h)    Each payment to be made by a Guarantor in respect of the Note Guaranty shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
SECTION 11.2 Execution and Delivery.
(a)    To evidence the Note Guaranty, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.
(b)    Each Guarantor hereby agrees that the Note Guaranty shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of the Note Guaranty on the Notes.
(c)    If an Officer of Guarantor whose signature is on this Indenture no longer holds the applicable office at the time the Trustee authenticates the Note, the Note Guaranty shall be valid nevertheless.
(d)    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guaranty set forth in this Indenture on behalf of Guarantor.
SECTION 11.3 Subrogation.
Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by a Guarantor pursuant to the provisions of Section 11.1; provided, if an Event of Default has occurred and is continuing, a Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture, the Notes and the other Note Documents shall have been paid in full.
SECTION 11.4 Severability.
In case any provision of the Note Guaranty shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.5 Limitation of Guarantor’s Liability.
Each Guarantor, and by its acceptance hereof each Holder, confirms that it is the intention of all such parties that the Note Guaranty shall not constitute a fraudulent transfer or fraudulent conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or similar foreign law for the relief of debtors to the extent applicable to the Note Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor shall be limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under any of the aforesaid laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under the Note Guaranty, result in the Obligations of the Guarantor under the Note Guaranty not becoming voidable (or constituting a fraudulent conveyance or fraudulent transfer) under the Bankruptcy Law or other applicable laws relating to fraudulent transfer or fraudulent conveyance.
SECTION 11.6 Benefits Acknowledged.
Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and the other Note Documents and that the Note Guaranty and all waivers pursuant to its Guaranty are knowingly made in contemplation of such benefits.
Article XII

MISCELLANEOUS
SECTION 12.1 Notices.
Any notice or communication by any Party to any other Party hereunder shall be duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested) or sent by electronic transmission (including e- mail) or overnight air courier Guaranteeing next day delivery, to such other Party’s address as follows:
If to the Issuer, any PropCo or any Guarantor:
Green Plains Inc.
1811 Aksarben Drive
Omaha, NE 68106
Attention: Michelle Mapes, Interim Principal Executive Officer, Chief Legal & Administration Officer and Corporate Secretary
Email: Michelle.Mapes@gpreinc.com
If to the Trustee:
Wilmington Trust, National Association
1100 N. Market Street
Wilmington, DE 19890
Attn: Administrator for Great Plains SPE LLC
Telephone: 302-636-4178
Email: dmorreale@wilmingtontrust.com
Any Party, by notice to the other Parties, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Holders or the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if delivered by electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery. All notices and communications to the Trustee shall only be deemed to have been duly given upon receipt by a Responsible Officer of the Trustee.
Any notice or communication to a Holder shall be mailed by first-class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.
If the Issuer sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee), in accordance with the applicable procedures of DTC, if delivered electronically.
SECTION 12.2 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or Guarantors to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer or Guarantors, as the case may be, shall furnish to the Trustee upon request:
(a)    an Officer’s Certificate (which shall include the statements set forth in Section 12.3) to the effect that, in the opinion of the signer or signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    an Opinion of Counsel (which shall include the statements set forth in Section 12.3) to the effect that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.

SECTION 12.3 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;
provided, an issuer of an Opinion of Counsel may rely as to matters of fact on an Officer’s Certificate or a certificate of a public official.
SECTION 12.4 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 12.5 No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, general or limited partner, incorporator or stockholder of the Issuer shall have any personal liability for any obligations of the Issuer or Guarantors by reason of his, her or its status as such director, officer, employee, stockholder, general partner, limited partner or incorporator, under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws or other corporate laws, and it is the view of the SEC that such a waiver is against public policy.
SECTION 12.6 Governing Law.
(a)    THIS INDENTURE, THE NOTES, THE NOTE GUARANTY AND THE OTHER NOTE DOCUMENTS WERE NEGOTIATED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING

TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS INDENTURE, THE NOTES, THE NOTE GUARANTY AND THE OTHER NOTE DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER NOTE DOCUMENTS WITH RESPECT TO THE PROPERTIES SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS INDENTURE, THE NOTES, THE NOTE GUARANTY AND THE OTHER NOTE DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE OBLIGORS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS INDENTURE, THE NOTES, THE NOTE GUARANTY OR ANY OTHER NOTE DOCUMENTS, AND THIS INDENTURE, THE NOTE, THE NOTE GUARANTY AND THE NOTE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE TRUSTEE, ANY HOLDER OR ANY OBLIGOR ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTY OR THE OTHER NOTE DOCUMENTS MAY AT THE TRUSTEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE OBLIGORS WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE OBLIGORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF THE ISSUER AND GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF ANY AND ALL PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.1 WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS AT SAID ADDRESS AND WRITTEN NOTICE OF SAID

SERVICE MAILED OR DELIVERED TO THE ISSUER OR GUARANTORS (AS APPLICABLE) IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE ISSUER OR GUARANTORS (AS APPLICABLE) IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH OF THE ISSUER AND GUARANTOR (i) SHALL GIVE PROMPT NOTICE TO THE TRUSTEE OF ANY CHANGED ADDRESS HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT OR A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AUTHORIZE AGENT OR SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
SECTION 12.7 Waiver of Trial by Jury.
EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTY, ANY OF THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
SECTION 12.8 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 12.9 Successors.
All agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Note Guaranty, as applicable, shall (except as provided in Section 12.6) bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.
SECTION 12.10 Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.11 Counterpart Originals.
(a)    The Parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the Parties and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.
(b)    All notices, approvals, consents, requests and any communications hereunder must be in writing; provided, any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. This Indenture and any other Notes Document shall be valid, binding, and enforceable against any Party when executed and delivered by an authorized individual on behalf of such Party by means of (i) an original manual signature, (ii) a scanned, or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the applicable and controlling Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each scanned, or photocopied manual signature, or other electronic signature of this Indenture or any other Notes Document shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each Party shall be entitled to conclusively rely upon any scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same agreement. Notwithstanding the foregoing, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION 12.12 Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 12.13 Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one (1) or more instruments (including instruments in electronic, digital or other machine-readable form) of substantially similar tenor signed (including signatures in electronic, digital or other machine-readable form) by such Holders in person or by agent duly appointed in writing (including signatures in electronic, digital or other machine-readable form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby)

are herein sometimes referred to as the “Acts” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 12.13.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Holder list maintained under Section 2.5.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(e)    If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided, no such request, demand, authorization, direction, notice, consent or waiver by the Holders on such record date shall be deemed effective unless it shall become effective (pursuant to the provisions of this Indenture, to the extent applicable) not later than six (6) months after the record date.
SECTION 12.14 Trustee’s Discretion. Whenever pursuant to this Indenture, the Trustee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Trustee, the decision of the Trustee to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Trustee and shall be final and conclusive. Notwithstanding anything to the contrary herein, with respect to any matter as to which this Indenture requires or provides for the Trustee to be reasonable in granting or withholding an approval or consent, while an Event of Default exists, the Trustee may grant or withhold its approval or consent to such matter in its sole discretion.
SECTION 12.15 USA Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the Obligor Parties agree to provide the Trustee, upon their request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable AML Law.
SECTION 12.16 Force Majeure. In no event shall the Trustee, the Registrar and/or the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, Force Majeure, it being understood that the Trustee, the Registrar and the Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 12.17 Effectiveness of this Indenture. This Indenture shall be executed and delivered as of the date first written above, and effective upon satisfaction of the following conditions precedent:
(a)     the Trustee and the Holders shall have received executed counterparts of the Indenture duly executed by the parties hereto;
(b)    the Issuer shall have provided a written order and irrevocably directed the Trustee to cause an amount equal to $3,187,500 (the “Increased Amount”) to be added to the Aggregate Outstanding Principal Amount (and the Principal Amount of the Global Notes shall be increased by such Increased Amounts and authenticated in accordance with Section 2.2 on the first Business Day following effectiveness of this Indenture). On and after the date hereof, (1) the Increased Amount shall accrue interest at the applicable rate in accordance with the terms of the Indenture and (2) such Increased Amount shall be due and payable on the Maturity Date together with the other Obligations;
(c)    all costs, fees and expenses (including, without limitation, fees, charges and disbursements of Clifford Chance LLP) payable to the Trustee or the Holders in connection with entry into or enforcement of this Indenture, the Note Documents or otherwise shall have been paid or scheduled to be paid immediately following the Effective Date;
(d)    (i) the Holders shall have received executed counterparts of the Transaction Documents in form and substance acceptable to the Holders, (ii) all representations and warranties made by the Issuer and Guarantors in each of the Transaction Documents are true and correct as of the date hereof and (iii) each Issuer and Guarantor shall have performed, satisfied and complied with the covenants, agreements and conditions required by each of the Transaction Documents to be performed, satisfied or complied at or prior to the date hereof;
(e)    there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Indenture;
(f)    the Holders shall have received a written opinion of Husch Blackwell LLP, counsel for the Issuer, dated the date hereof, in form and substance satisfactory to them; and
(g)    at the time of and immediately after giving effect to this Indenture, no Event of Default shall have occurred and be continuing on such date or would immediately result therefrom.
SECTION 12.18 Representations and Warranties. Each of Issuer and each Guarantor, as applicable, hereby represents and warrants, as of the date hereof, that: (a) it has the full power and authority to execute, deliver and perform its respective obligations under the Transaction Documents; (b) all representations made by it in the Transaction Documents are true and correct as of the date of this Indenture; (c) each Transaction Document is in full force and effect; and (d) as of the date of this Indenture, it has no defenses, claims, rights of set-off or counterclaims against Trustee or any Holder under, arising out of, or in connection with, the Transaction Documents or any of the Obligations. The Issuer and Guarantors shall comply with the covenants, agreements and conditions of each of the Transaction Documents.
SECTION 12.19 Material Real Property. Each of the Issuer and each Guarantor, as applicable, hereby represents and warrants, as of the date hereof, that each Subsidiary of the Parent Guarantor (other than the Issuer or an Excluded Subsidiary) that owns Material Real Estate Assets as of the date hereof are party to this Indenture as Guarantors and pursuant to the Pledge Agreements have pledged to the Trustee for the benefit of the Holders all of the Collateral of such Subsidiary.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

GREEN PLAINS SPE LLC

By: Green Plains Inc., an Iowa corporation, sole Member

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

[Signature Page]

GREEN PLAINS INC.,
                    an Iowa corporation

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS FAIRMONT LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS SUPERIOR LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS OTTER TAIL LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS MADISON LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

[Signature Page]

GREEN PLAINS WOOD RIVER LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS YORK LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS OBION LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS MOUNT VERNON LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS ATKINSON LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

[Signature Page]

GREEN PLAINS HEREFORD LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS YORK INNOVATION LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS HOPEWELL LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

COLLINS BIOENERGY PARTNERS LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS INVESTMENTS LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS INVESTMENTS II LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

[Signature Page]

FLUID QUIP MECHANICAL, LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

GREEN PLAINS CENTRAL CITY LLC

By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

[Signature Page]

Wilmington Trust, National Association,
as Trustee

By: /s/ William Marder
Name: William Marder
Title: Senior Vice President

[Signature Page]